UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material under §240.14a-12

TANGO THERAPEUTICS, INC.

(Name of registrant as specified in its charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒ No fee required.

☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Dear Fellow Stockholder:

At Tango, our team of dedicated employees are working relentlessly to develop precise, effective and safe therapies for the people with cancer who need them most. We are leveraging the principle of synthetic lethality to develop medicines that take direct aim at specific tumors. Using an approach that starts and ends with patients, we’re expanding the reach of genetically targeted therapies. We achieved an important milestone in our corporate mission in January 2022 when the U.S. Food and Drug Administration (FDA) cleared the Investigational New Drug (IND) application for the Phase 1/2 clinical trial and granted Fast Track designation to TNG908. We plan to initiate a Phase 1/2 clinical trial in the second quarter of 2022.

I, along with our Board of Directors, are pleased to invite you to attend the 2022 Annual Meeting of Stockholders (the "Annual Meeting") of Tango Therapeutics, Inc. ("Tango" or the "Company") to be held virtually on Wednesday, June 8, 2022 at 10:00 a.m. Eastern Time. Stockholders will have the ability to participate in the Annual Meeting, vote their shares and ask questions by accessing the virtual meeting.

At the Annual Meeting, our stockholders will be asked to: (1) elect the two nominees who are named in the Proxy Statement as Class I Directors; (2) ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022; and (3) transact any other business that properly comes before the Annual Meeting (including adjournments, continuations and postponements thereof). Our Board of Directors recommends that you vote "FOR" the election of each director nominee and "FOR" the ratification of the appointment of PricewaterhouseCoopers LLP. You should carefully read our proxy materials, which contain detailed information concerning each of these proposals.

Under Securities and Exchange Commission rules, the Company is providing access to the proxy materials for the Annual Meeting to stockholders via the Internet. Accordingly, you can access the proxy materials and vote at www.proxyvote.com. Instructions for accessing the proxy materials and voting are described below and in the Notice of Internet Availability of Proxy Materials that you received in the mail (unless you have previously requested a paper copy of our proxy materials). The Notice of Internet Availability of Proxy Materials also contains instructions on how to request a paper copy of our proxy materials and our Annual Report on Form 10-K for the year ended December 31, 2021. This process allows us to provide our stockholders with the information they need on a more timely basis, while reducing the environmental impact and lowering the costs of printing and distributing our proxy materials.

Your vote is very important. Whether or not you plan to virtually attend the meeting, please carefully review the proxy materials and then cast your vote. If you are a stockholder of record and have received our Notice of Internet Availability of Proxy Materials, then instructions regarding how you can vote are contained in that notice. If you requested to receive a printed set of the proxy materials, please vote by completing, signing, dating and mailing the accompanying proxy card in the return envelope or voting by telephone or the Internet, in accordance with the instructions set forth on the proxy card. Submitting your vote via the Internet or by telephone or proxy card will not affect your right to attend and to vote at the Annual Meeting if you decide to virtually attend the Annual Meeting. If your shares are held in street name (held for your account by a broker or other nominee), you will receive instructions from your broker or other nominee explaining how to vote your shares, and you will have the option to cast your vote by telephone or over the Internet if your voting instruction form from your broker or nominee includes instructions and a toll-free telephone number or Internet website to do so. In any event, to be sure that your vote will be received in time, please cast your vote by your choice of available means at your earliest convenience.

Thank you for your ongoing support of and continued interest in Tango.

Sincerely,

Barbara Weber, M.D.

President and Chief Executive Officer

Tango Therapeutics, Inc.

100 Binney Street, Suite 700

Cambridge, MA 02142

NOTICE OF 2022 ANNUAL MEETING OF STOCKHOLDERS

To be held on June 8, 2022

Notice is hereby given that the 2022 Annual Meeting of Stockholders, or Annual Meeting, of Tango Therapeutics, Inc., will be held online on Wednesday, June 8, 2022. This year’s Annual Meeting will be held virtually due to the continuing concerns resulting from the ongoing COVID-19 pandemic. You may attend the meeting virtually via the Internet, where you will be able to participate in the meeting, vote electronically and submit questions that are germane to the matters under consideration at the Annual Meeting. You will need the 16-digit control number included with the Notice of Internet Availability of Proxy Materials, your proxy card (if you received a printed copy of the proxy materials) or in the instructions that accompanied your proxy materials in order to attend the Annual Meeting. The purpose of the Annual Meeting is the following:

1. To elect two class I directors, Lesley Ann Calhoun and Reid Huber, to our board of directors, each to serve until the 2025 annual meeting of stockholders and until his or her successor has been duly elected and qualified, or until his or her earlier death, resignation or removal;

2. To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2022; and

3. To transact any other business properly brought before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

The Annual Meeting will begin promptly at 10:00 a.m. Eastern Time. Only stockholders of record at the close of business on April 11, 2022, will be entitled to vote at the Annual Meeting and any adjournment or postponement thereof.

We are pleased to adhere to the Securities and Exchange Commission’s “Notice and Access” rule that allows companies to furnish their proxy materials by posting them on the Internet. As a result, we are mailing to our stockholders a Notice of Internet Availability of Proxy Materials, or the Notice, instead of a paper copy of the accompanying proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, or 2021 Annual Report. We plan to mail the Notice on or about April 26, 2022, and it contains instructions on how to access both the 2021 Annual Report and accompanying proxy statement over the Internet. This method provides our stockholders with expedited access to proxy materials and not only lowers the cost of printing and distribution but also reduces the environmental impact of the Annual Meeting. If you would like to receive a print version of the proxy materials, free of charge, please follow the instructions in this Notice.

To be virtually admitted to the Annual Meeting and vote your shares, you must provide the 16-digit control number as provided in the Notice, your proxy card (if you received a printed copy of the proxy materials) or in the instructions that accompanied your proxy materials. Please see the “General Information Regarding the Meeting” section of the proxy statement that accompanies this notice for more details regarding the logistics of the virtual Annual Meeting, including the ability of stockholders to submit questions that are germane to the topics under consideration at the Annual Meeting during the Annual Meeting, and technical details and support related to accessing the virtual platform.

Your vote is important. Whether or not you expect to attend the Annual Meeting virtually, it is important that your shares be represented. To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the meeting, by submitting your proxy via the Internet at the address listed on the proxy card, via the telephone number listed on the proxy card or by signing, dating and returning the proxy card. Even if you have voted by proxy, you may still vote at the Annual Meeting. Please note, however, that if your shares are held through a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from that record holder.

By order of the Board of Directors,

Douglas Barry
General Counsel, Chief Compliance Officer and Corporate Secretary

Cambridge, MA

April 26, 2022

i

PROXY STATEMENT SUMMARY

FOR THE 2022 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 8, 2022

This proxy statement contains information about the 2022 Annual Meeting of Stockholders, or the Annual Meeting, of Tango Therapeutics, Inc. which will be held online on June 8, 2022 at 10:00 a.m. Eastern Time. You may attend the Annual Meeting virtually via the Internet at www.virtualshareholdermeeting.com/TNGX2022, where you will be able to vote electronically and submit questions germane to the matters under consideration at the Annual Meeting. The board of directors of Tango Therapeutics, Inc. is using this proxy statement to solicit proxies for use at the Annual Meeting. In this proxy statement, the terms “Tango,” the “Company,” “we,” “us,” and “our” refer to Tango Therapeutics, Inc. The mailing address of our principal executive office is: 100 Binney Street, Suite 700, Cambridge, Massachusetts, 02142.

All properly submitted proxies will be voted in accordance with the instructions contained in those proxies. If a proxy is signed and/or returned without instructions, the proxies will be voted in accordance with the recommendation of our board of directors with respect to each of the matters set forth in this proxy statement and the accompanying proxy card. You may revoke your proxy at any time before it is exercised at the meeting by giving our corporate secretary written notice to that effect, by mailing a duly executed proxy bearing a later date, re-voting by phone or the Internet prior to the date and time identified in this proxy statement or by voting in person at the Annual Meeting..

We are mailing to our stockholders a Notice of Internet Availability of proxy materials and our 2021 Annual Report on or about April 26, 2022.

We are an “emerging growth company” under applicable federal securities laws and therefore permitted to conform with certain reduced public company reporting requirements. As an emerging growth company, we provide in this proxy statement the scaled disclosure permitted under the Jumpstart Our Business Startups Act of 2012, the JOBS Act, including the compensation disclosures required of a “smaller reporting company,” as that term is defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended, the Exchange Act. In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which such votes must be conducted. We will remain an “emerging growth company” until the earliest of (i) the last day of the fiscal year following the fifth anniversary of our initial public offering; (ii) the last day of the fiscal year in which our total annual gross revenue is equal to or more than $1.07 billion; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the Securities and Exchange Commission, or the SEC. Even after we are no longer an “emerging growth company,” we may remain a “smaller reporting company.”

Important Notice Regarding the Availability of Proxy Materials for

the Annual Meeting of Stockholders to be Held on June 8, 2022:

This proxy statement and our 2021 Annual Report to Stockholders are available for viewing, printing and downloading at www.proxyvote.com.

A copy of our 2021 Annual Report on Form 10-K, as filed with the SEC, except for exhibits, will be furnished without charge to any stockholder upon written request or oral request to Tango Therapeutics, Inc., 100 Binney Street, Suite 700, Cambridge, Massachusetts 02142, (857) 320-4900, Attention: Corporate Secretary. This proxy statement and our 2021 Annual Report are also available on the SEC’s website at www.sec.gov.

GENERAL INFORMATION REGARDING THE MEETING

Why is Tango holding a virtual Annual Meeting?

The safety of our stockholders is important to us and given continuing concerns related to safety surrounding COVID-19 and group gatherings, this year’s Annual Meeting will be a “virtual meeting” of stockholders. We have implemented the virtual format in order to facilitate stockholder attendance at our Annual Meeting. While you will not be able to attend the Annual Meeting in person, stockholders will, to the extent possible, be afforded the same rights and opportunities to participate at the virtual meeting similarly to how they would participate at an in-person meeting. We have designed our virtual format to enhance, rather than constrain, stockholder access, participation and communication. For example, the virtual format allows stockholders to communicate with us during the Annual Meeting so they can ask questions of our board of directors or management that are germane to the matters under consideration at the Annual Meeting.

How can I virtually attend the Annual Meeting?

To attend and participate in the Annual Meeting, stockholders will need to access the live webcast of the meeting. To do so, stockholders will need to visit www.virtualshareholdermeeting.com/TNGX2022 and enter the 16-digit control number provided in the Notice of Internet Availability of Proxy Materials (or the Notice), the proxy card (if the stockholder received a printed copy of the proxy materials) or in the instructions that accompanied the stockholder's proxy materials. Beneficial owners of shares held in "street name" (as described below) will need to follow the instructions provided in the voting instructions form by their broker, bank or other nominee that holds their shares.

On the day of the Annual Meeting, stockholders may log-in to the online virtual annual meeting platform beginning at 9:45 a.m. Eastern Time, and the meeting will begin promptly at 10:00 a.m. Eastern Time. Please allow ample time for on-line login so that you may participate in the entire Annual Meeting.

Questions related to substantive matters of business may be asked during the Annual Meeting by logging on to the virtual meeting platform. If you wish to submit a question during the Annual Meeting, you may do so on the virtual meeting platform www.virtualshareholdermeeting.com/TNGX2022. Our Annual Meeting will be governed by the Annual Meeting’s Rules of Conduct and Procedures, which will address the ability of stockholders to ask questions during the meeting and rules for how questions will be recognized and addressed. The Annual Meeting’s Rules of Conduct and Procedures will be available on the virtual meeting platform during the course of the Annual Meeting. Any questions or comments that are unrelated to the business of the Annual Meeting will not be addressed at the meeting.

How can I get help if I have trouble checking in or listening to the meeting online?

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting or submitting questions. If you encounter any difficulties accessing the virtual meeting or submitting a question, a technical support number will be posted on the virtual meeting platform (www.virtualshareholdermeeting.com/TNGX2022), which may be accessed beginning 15 minutes prior to the scheduled start time of the Annual Meeting.

When are this proxy statement and the accompanying materials scheduled to be sent to stockholders?

We are mailing to our stockholders a Notice instead of a paper copy of the accompanying proxy statement and our 2021 Annual Report on or about April 26, 2022, and it contains instructions on how to access those documents over the Internet. You will need the control number included on the Notice, proxy card or voting instruction form to access these materials. If you would like to receive a print version of the Proxy Materials, free of charge, please follow the instructions on the Notice.

Who is soliciting my vote?

Our Board of Directors is soliciting your vote for the Annual Meeting, including at any adjournments or postponements of the meeting.

When is the record date for the Annual Meeting?

The record date for determination of stockholders entitled to vote at the Annual Meeting is the close of business on April 11, 2022. Only shareholders of record at the close of business on April 11, 2022 are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement of the meeting.

How many votes can be cast by all stockholders?

There were 87,712,630 shares of our voting common stock, par value $0.001 per share, outstanding on April 11, 2022, all of which are entitled to vote with respect to all matters to be acted upon at the Annual Meeting. Each stockholder of record is entitled to one vote for each share of our common stock held by such stockholder. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or vote on your own behalf at our virtual Annual Meeting. None of our authorized shares of preferred stock were outstanding as of April 11, 2022.

Who is entitled to vote?

Registered Stockholders. If shares of our common stock are registered directly in your name with our transfer agent, you are considered the stockholder of record with respect to those shares. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or vote on your own behalf at our virtual Annual Meeting. Throughout this proxy statement, we refer to these registered stockholders as “stockholders of record.”

Street Name Stockholders. If shares of our common stock are held on your behalf in a brokerage account or by a bank or other nominee, you are considered to be the beneficial owner of shares that are held in “street name,” and the proxy materials were forwarded to you by your broker or nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee as to how to vote your shares. Beneficial owners are also invited to attend our virtual Annual Meeting. If your shares are held in "street name", you will receive instructions from your broker or other nominee explaining how to vote your shares, and you will have the option to cast your vote by telephone or over the Internet if your voting instruction form from your broker or nominee includes instructions and a toll-free telephone number or Internet website to do so. Note you should also be receiving a voting instruction form for you to use from your broker. Throughout this proxy statement, we refer to stockholders who hold their shares through a broker, bank or other nominee as “street name stockholders.”

What matters are being voted on at the Annual Meeting?

The following matters are being voted on at the Annual Meeting:

(1)
Elect two members, Lesley Ann Calhoun and Reid Huber, as Class I Directors of the Board of Directors, each to serve until the 2025 Annual Meeting and until his or her successor has been duly elected and qualified
(2)
Ratify the appointment of PricewaterhouseCoopers LLP as Tango's independent registered public accounting firm for 2022.

We do not know of any other matters that may come before the Annual Meeting. If any other matters are properly presented at the Annual Meeting, your form of proxy authorizes the individuals named as proxies to vote, or otherwise act, in accordance with their best judgment.

How do I vote?

If you are a stockholder of record, there are four ways to vote:

• By Internet. You may vote at www.proxyvote.com, 24 hours a day, seven days a week. You will need the control number included on your Notice or proxy card in order to vote by Internet.

• During the Annual Meeting. You may vote in person virtually by attending the Annual Meeting through www.virtualshareholdermeeting.com/TNGX2022. To attend the Annual Meeting virtually and vote your shares, you must register for the Annual Meeting and provide the control number located on your Notice or proxy card.

• By Telephone. You may vote using a touch-tone telephone by calling 1-800-690-6903, 24 hours a day, seven days a week. You will need the control number included on your Notice or proxy card to vote by telephone.

• By Mail. You may vote by completing and mailing your proxy card.

Even if you plan to participate in our virtual Annual Meeting, we recommend that you vote by proxy in advance of the Annual Meeting date so that your vote will be counted if you later decide not to participate in the Annual Meeting.

If you are a street name stockholder, you will receive voting instructions from your broker, bank or other nominee. You must follow the voting instructions provided by your broker, bank or other nominee in order to instruct your broker, bank or other nominee on how to vote your shares. Street name stockholders should generally be able to vote by returning an instruction card, or by telephone or on the Internet. However, the availability of telephone and Internet voting will depend on the voting process of your broker, bank or other nominee. As discussed above, if you are a street name stockholder, you may not vote your shares on your own behalf at the Annual Meeting unless you obtain a legal proxy from your broker, bank or other nominee.

By Proxy

If you will not be attending the Annual Meeting, you may vote by proxy. You can vote by proxy over the Internet by following the instructions provided in the enclosed proxy card. Proxies submitted by mail must be received by the deadline set forth on the proxy card.

If you complete and submit your proxy before the Annual Meeting, the persons named as proxies will vote the shares represented by your proxy in accordance with your instructions. If you submit a signed proxy without giving voting instructions, your shares will be voted in the manner recommended by the Board of Directors on all matters presented in this proxy statement, and as the persons named as proxies may determine in their discretion with respect to any other matters properly presented at the Annual Meeting. You may also authorize another person or persons to act for you as proxy in a writing, signed by you or your authorized representative, specifying the details of those proxies’ authority. The original writing must be given to each of the named proxies, although it may be sent to them by electronic transmission if, from that transmission, it can be determined that the transmission was authorized by you.

If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in your proxy and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. We do not currently anticipate that any other matters will be raised at the Annual Meeting.

How do I change or revoke my vote or proxy?

You may revoke your proxy by (1) entering a new vote by mail, over the Internet or via telephone that we receive before the start of the Annual Meeting, (2) attending and voting at the Annual Meeting online (although attendance at the Annual Meeting will not in and of itself revoke a proxy), (3) by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with our Corporate Secretary, or (4) voting in person at the virtual Annual Meeting. Any written notice of revocation or subsequent proxy card must be received by our Corporate Secretary prior to the taking of the vote at the Annual Meeting. Such written notice of revocation or subsequent proxy card should be hand delivered to our Corporate Secretary or sent to our principal executive offices at 100 Binney Street, Suite 700, Cambridge, Massachusetts 02142, Attention: Corporate Secretary. Only your latest vote will be counted at the Annual Meeting

If a broker, bank, or other nominee holds your shares, you must contact such broker, bank, or nominee in order to find out how to change your vote.

How is a quorum reached?

Our Amended and Restated Bylaws, or bylaws, provide that a majority of the shares entitled to vote, present or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting.

Under the General Corporation Law of the State of Delaware, shares that are voted “abstain” or “withheld” and broker “non-votes” are counted as present for purposes of determining whether a quorum is present at the Annual Meeting. If a quorum is not present, the meeting may be adjourned until a quorum is obtained. There were 87,712,630 shares of common stock outstanding and entitled to vote on April 11, 2022, our record date. Therefore, a quorum will be present if 43,856,316 shares of our common stock are present in person or represented by executed proxies timely received by us at the Annual Meeting.

What vote is required for each proposal?

		Board's Recommendation	Broker Discretionary Voting Allowed	Abstentions	Required Vote
Proposal 1	Election of Class I Directors	FOR ALL Class I Director Nominees (Lesley Ann Calhoun and Reid Huber)	No	No effect	Plurality of votes cast
Proposal 2	Ratification of PricewaterhouseCoopers LLP as independent auditors for 2022	FOR	Yes	No effect	Majority of votes cast

How is the vote counted?

Under our bylaws, any proposal other than an election of directors is decided by a majority of the votes properly cast for and against such proposal, except where a larger vote is required by law or by our Amended and Restated Certificate of Incorporation, or certificate of incorporation, or bylaws. As noted above, abstentions and broker “non-votes” are not included in the tabulation of the voting results on any such proposal and, therefore, do not have an impact on such proposals. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item, and has not received instructions from the beneficial owner.

If your shares are held in “street name” by a brokerage firm, your brokerage firm is required to vote your shares according to your instructions. If you do not give instructions to your brokerage firm, the brokerage firm will still be able to vote your shares with respect to certain “discretionary” items, but will not be allowed to vote your shares with respect to “non-discretionary” items. Proposal No. 1 is a “non-discretionary” item. If you do not instruct your broker how to vote with respect to this proposal, your broker may not vote for this proposal, and those votes will be counted as broker “non-votes.” Proposal No. 2 is considered to be a discretionary item, and your brokerage firm will be able to vote on this proposal even if it does not receive instructions from you.

To be elected, the director nominated via Proposal No. 1 must receive a plurality of the votes cast and entitled to vote on the proposal, meaning that the director nominee receiving the most votes will be elected. You may vote for each of the director nominees or withhold authority to vote your shares with respect to any one or more of the director nominees. Shares voting “withheld” have no effect on the election of directors. Broker non-votes are not considered votes cast and will have no effect on the election of the nominees.

Who pays the cost for soliciting proxies?

We are making this solicitation and will pay the entire cost of preparing and distributing our proxy materials and soliciting votes. If you choose to access the proxy materials or vote over the Internet, you are responsible for any Internet access charges that you may incur. Our officers and employees may, without compensation other than their regular compensation, solicit proxies through further mailings, personal conversations, facsimile transmissions, e-mails, or otherwise. Proxy solicitation expenses that we will pay include those for preparation, mailing, returning, and tabulating the proxies.

How may stockholders submit matters for consideration at an Annual Meeting?

The required notice must be in writing and received by our Corporate Secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. However, in the event that the date of the annual meeting is advanced by more than 30 days, or delayed by more than 60 days, from the first anniversary of the preceding year’s annual meeting, or if no annual meeting were held in the preceding year, a stockholder’s notice must be so received no earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting and (B) the tenth day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs. Since Tango did not hold an annual meeting in 2021, and the

Annual Meeting will be the first annual meeting, a stockholder's notice in connection with the Annual Meeting must be received not later than the close of business on May 6, 2022.

In addition, any stockholder proposal intended to be included in the proxy statement for the next annual meeting of our stockholders in 2023 must also satisfy the requirements of SEC Rule 14a-8 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and be received not later than December 27, 2022. In addition, to comply with the SEC’s new universal proxy rules (scheduled to become effective on August 31, 2022), stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 9, 2023. If the date of the annual meeting is moved by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, then notice must be received within a reasonable time before we begin to print and send proxy materials. If that happens, we will publicly announce the deadline for submitting a proposal in a press release or in a document filed with the SEC.

How can I find out the results of the voting at the Annual Meeting?

We plan to announce preliminary voting results at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K, or Form 8-K, that we expect to file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

OVERVIEW OF PROPOSALS

The summary below highlights information that is described in more detail elsewhere in this proxy statement. This summary does not contain all of the information you should consider, and we urge you to read the entire proxy statement carefully before voting.

This Proxy Statement contains two proposals requiring stockholder action.

Proposal No. 1 - Election of Class I Directors

You are being asked to vote on the election of two Class I directors, Lesley Ann Calhoun and Reid Huber, to our board of directors.

Proposal No. 2 - Ratification of PricewaterhouseCoopers LLP as independent auditors

You are being asked to vote to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.

The Board of Directors recommends that you vote FOR both Proposal No. 1 and Proposal No. 2.

Each of the proposals listed above is discussed in more detail in the pages that follow.

PROPOSAL NO. 1 – ELECTION OF CLASS I DIRECTORS

Our board of directors currently consists of seven members. In accordance with the terms of our certificate of incorporation and bylaws, our board of directors is divided into three classes, class I, class II and class III, with members of each class serving staggered three-year terms.

Two directors have been nominated for election at the Annual Meeting to serve until the 2025 annual meeting of shareholders and until their successors have been duly elected and qualified. In the event any of the nominees are unable to serve as a director, the shares represented by the proxy will be voted for such other candidate, if any, who is nominated by the Board to replace the nominee. All nominees have consented to be named in the proxy statement and have indicated their intent to serve if elected. The Board has no reason to believe that any of the nominees will be unable to serve. Pursuant to our by-laws, directors are elected by plurality vote in uncontested director elections, such as this one. The number of candidates for election as Class I Directors at the Annual Meeting is the same as the number of Class I Directors to be elected at the Annual Meeting. Therefore, this is an uncontested election and directors will be elected by the affirmative vote of a plurality of the votes cast by the shares present or represented and entitled to vote at the Annual Meeting, in person or by proxy. The nominees for election as director are those identified in this proxy statement.

The following table presents our current directors, their respective term on the board of directors, ages and positions as of April 11, 2022. Director service dates in the table below and elsewhere in this proxy statement reflect the periods such director commenced director service with Tango prior to the completion of the Business Combination (as described below).

Name	Age	Position	Served as a Director Since
Class I Directors with terms that will expire at the Annual Meeting
Lesley Ann Calhoun	56	Director and Chairman of the Board	March 2021
Reid Huber, Ph.D.	50	Director	July 2019
Class II Directors with terms that will expire at the 2023 Annual Meeting
Malte Peters, M.D.	59	Director	September 2018
Mace Rothenberg, M.D.	65	Director	March 2021
Class III Directors with terms that will expire at the 2024 Annual Meeting
Alexis Borisy	50	Director	March 2017
Aaron Davis	43	Director	April 2020
Barbara Weber, M.D.	65	President, Chief Executive Officer and Director	March 2017

Upon the expiration of the term of a class of directors, directors in that class will be eligible to be elected for a new three-year term at the annual meeting of stockholders in the year in which their term expires.

Nominees for Election as Class I Directors

Our board of directors has nominated Lesley Ann Calhoun and Reid Huber for election as Class I Directors to serve for a three-year term ending at the 2025 annual meeting and until their successors are elected and qualified. Each of the nominees is a current member of our board of directors and has consented to serve if elected.

Vote Required and Board of Directors’ Recommendation

Each stockholder has one vote per share. Stockholders do not have the right to vote cumulatively in electing directors.

The nominees for Class I Director who receive the most votes (also known as a plurality) will be elected. You may vote either FOR all the nominees, FOR any one of the nominees, WITHHOLD your vote from all the nominees or WITHHOLD your vote from any one of the nominees. Votes that are withheld will not be included in the vote tally for the election of directors. If your shares are held in “street name” by a broker, bank or other nominee, your broker, bank or other nominee does not have authority to vote your unvoted shares held by the firm for the election of directors. As a result, any shares not voted by you will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.

The proxies will be voted in favor of the above nominees unless a contrary specification is made in the proxy. The nominees have consented to serve as our directors if elected. However, if a nominee is unable to serve or for good cause will not serve as a director, the proxies will be voted for the election of such substitute nominee as our board of directors may designate.

The Board of Directors recommends voting “FOR” the election of Lesley Ann Calhoun and Reid Huber as Class I Directors, to serve for a three-year term ending at the annual meeting of stockholders to be held in 2025.

GENERAL INFORMATION ABOUT THE BOARD OF DIRECTORS

Our Board of Directors

On August 10, 2021, BCTG Acquisition Corp., a Delaware corporation (“BCTG”) consummated a business combination (the “Business Combination”) pursuant to the terms of the Agreement and Plan of Merger, dated as of April 13, 2021, by and among BCTG, BCTG Merger Sub Inc., a Delaware corporation and Tango Therapeutics, Inc. (now known as Tango Therapeutics Sub, Inc., which we refer to as “Tango” in this proxy statement prior to the closing of the Business Commination). Upon the consummation of the Business Combination, our board of directors was divided into three staggered classes of directors, with each director assigned to one of the three classes. At each annual meeting of our stockholders, a class of directors will be elected for a three-year term to succeed the directors of the same class whose terms are then expiring. The terms of the directors will expire upon the election and qualification of successor directors at the Annual Meeting for Class I directors, at the annual meeting of stockholders to be held during the year 2023 for Class II directors and at the annual meeting of stockholders to be held during the year 2024 for Class III directors. Lesley Calhoun and Reid Huber currently serve as our Class I directors, Malte Peters and Mace Rothenberg currently serve as our Class II directors and Alexis Borisy, Aaron Davis and Barbara Weber currently serve as our Class III directors.

Our certificate of incorporation and bylaws provide that the number of directors shall be fixed solely and exclusively by a resolution adopted from time to time by our board of directors.

Class I Director Nominees for Election for a Three-Year Term Ending at the Annual Meeting

Lesley Ann Calhoun has served as a member of our board of directors since March 2021. Since June 2020, Ms. Calhoun has served as Executive Vice President and Chief Financial Officer at Aligos Therapeutics, Inc., a clinical stage biopharmaceutical company. From August 2016 to June 2020, Ms. Calhoun served as Senior Vice President of Finance & Administration and Chief Accounting Officer at Global Blood Therapeutics, Inc. From January 2013 to September 2015, Ms. Calhoun served as Vice President of Finance at Hyperion Therapeutics, Inc., a commercial pharmaceutical company, which was acquired by Horizon Pharma plc, a biopharmaceutical company, in May 2015. Prior to Horizon Pharma, Ms. Calhoun served as Senior Director of Finance and Corporate Controller at Theravance, Inc., a biopharmaceutical company, from August 2005 to January 2013. Prior to Theravance, Ms. Calhoun held various senior finance positions of increasing responsibility where she oversaw all aspects of finance and accounting operations for U.S. and multinational, publicly-traded and pre-IPO stage technology companies and in the biopharmaceutical industry. Earlier in her career, Ms. Calhoun was a member of the audit practice of Deloitte & Touche LLP from 1989 to 2001. Ms. Calhoun holds a B.S. in business administration with a concentration in accounting from San Francisco State University and is a Certified Public Accountant (inactive). We believe that Ms. Calhoun’s financial and accounting expertise and her experience in the finance and life sciences industries qualify her to serve as a member of our board of directors.

Reid M. Huber, Ph.D., has served as a member of our board of directors since July 2019. Dr. Huber has served as a Partner at Third Rock Ventures since December 2018. From April 2014 to December 2018, Dr. Huber served as Executive Vice President and Chief Scientific Officer at Incyte Corporation, a pharmaceutical company. From 2002 to 2014, Dr. Huber held various roles of increasing responsibility at Incyte. Prior to joining Incyte, Dr. Huber held scientific research positions at DuPont Pharmaceuticals and Bristol-Myers Squibb from 1997 to 2002. Dr. Huber has served on the board of directors of Bellicum Pharmaceuticals, Inc. (NASDAQ: BLCM) since October 2014 and also currently serves on the board of MOMA Therapeutics, Asher Bio, Insitro and The American Cancer Society. Dr. Huber received his Ph.D. in molecular genetics from the Washington University School of Medicine and held pre- and post-doctoral fellowships at the National Institutes of Health. We believe that Dr. Huber’s extensive background in the pharmaceutical industry and senior management experience qualify him to serve on our board of directors.

Class II Directors Continuing in Office Until the 2023 Annual Meeting

Malte Peters, M.D., has served on our board of directors since September 2018. Since March 2020, Dr. Peters has served as Chief Research and Development Officer of MorphoSys AG, a biopharmaceutical company, and prior to that served as its Chief Development Officer and member of its management board since March 2017. Prior to his time at MorphoSys, Dr. Peters served as the Global Head of Clinical Development of the Biopharmaceuticals Business Unit at Sandoz International. From 2004 to 2015, he served as Clinical Head and Site Head for Basel and East Hanover in the Department of Oncology Translational Medicine at Novartis. Dr. Peters has also held teaching appointments in Internal Medicine and Biochemistry at the University of Mainz, Germany, served as Research Scientist at the Amgen Research Institute in Toronto, Canada, as Director of Cancer Research at Merck KGaA and as Medical Director at Micromet AG. Dr. Peters received his Doctor of Medicine from the Freie Universität Berlin, Germany, and was trained at the Universities of Padova, Italy, and Bochum and Berlin, Germany. After scientific work at different universities he habilitated in Internal Medicine at the University of Mainz, Germany. We believe Dr. Peters’ extensive knowledge of the biotechnology industry makes him qualified to serve on our board of directors.

Mace Rothenberg, M.D., has served on our board of directors since March 2021. Dr. Rothenberg was previously at Pfizer, Inc., a pharmaceutical company, where he served as Chief Medical Officer and Head of Worldwide Medical and Safety from 2019 to 2021, Chief Development Officer for Oncology from 2016 to 2018, and Senior Vice President for Clinical Development and Medical Affairs for Pfizer Oncology from 2008 to 2016. Prior to joining Pfizer, Dr. Rothenberg spent 25 years in academia, serving on the faculties of the University of Texas Health Science Center — San Antonio and Vanderbilt University Medical Center. Dr. Rothenberg is a fellow of the American College of Physicians and the American Society of Clinical Oncology and is board-certified in Internal Medicine and Medical Oncology. Dr. Rothenberg has been a member of the board of directors of Surrozen, Inc., a biotechnology company discovering and developing drug candidates to selectively modulate the Wnt pathway, since May 2021 and Aulos Bioscience, a privately-held immuno-oncology company, since March 2021. Dr. Rothenberg received his B.A. from the University of Pennsylvania, his M.D. from the New York University School of Medicine, completed his residency in Internal Medicine at Vanderbilt University and his fellowship in Medical Oncology at the National Cancer Institute. We believe Dr. Rothenberg’s industry experience and life science expertise make him qualified to serve on our board of directors.

Class III Directors Continuing in Office Until the 2024 Annual Meeting

Alexis Borisy has served as a member of our board of directors since our founding in 2017 and as the chairman of the board of directors since August 2021. Since June 2019, Mr. Borisy has served as Chief Executive Officer and Chairman of EQRx, Inc., a biotechnology company. From 2010 to June 2019, Mr. Borisy was a partner at Third Rock Ventures, a series of venture capital funds investing in life science companies. Mr. Borisy co-founded Blueprint Medicines Corporation (NASDAQ: BPMC), a biopharmaceutical company, and served as its Interim Chief Executive Officer from 2013 to 2014 and has served as a member of its board of directors since 2011. Mr. Borisy co-founded Foundation Medicine, Inc. and served as its Interim Chief Executive Officer from 2009 to 2011 and served as a member of its board of directors from 2009 to July 2018, until its acquisition by Roche. In addition, during the past five years Mr. Borisy has served as a member of the board of directors of various public companies, including Relay Therapeutics, Inc. (NASDAQ: RLAY), Revolution Medicines, Inc. (NASDAQ: RVMD), Magenta Therapeutics, Inc. (NASDAQ: MGTA) and Editas Medicine, Inc. (NASDAQ: EDIT). Mr. Borisy received an A.B. in Chemistry from the University of Chicago and an A.M. in Chemistry and Chemical Biology from Harvard University. We believe Mr. Borisy’s extensive experience as an executive of, and working with and serving on the boards of directors of, multiple biopharmaceutical and life sciences companies, his educational background and his experience working in the venture capital industry provide him with the qualifications and skills necessary to serve as a member of our board of directors.

Aaron Davis has served as a member of our board of directors since May 2020. Mr. Davis is Co-Founder and Chief Executive Officer of Boxer Capital, LLC. After joining Tavistock Group as Portfolio Manager in 2005, Mr. Davis scaled Tavistock Group’s public healthcare investing activities and founded Boxer Capital, LLC. Prior to the Business Combination, Mr. Davis was the Chairman and Chief Executive Officer of BCTG Acquisition Corp., our predecessor company. Mr. Davis is a Member of the Board of Directors of iTeos Therapeutics, Inc. (NASDAQ: ITOS), Mirati Therapeutics Inc. (NASDAQ: MRTX), and Rain Therapeutics Inc. (NASDAQ: RAIN). From 2006 to 2008, Mr. Davis served as a director of Kalypsys, Inc., and from 2000 to 2004, Mr. Davis worked in the Global Healthcare Investment Banking and Private Equity Group at UBS Warburg, LLC. Mr. Davis received an M.A. degree in biotechnology from Columbia University and a B.B.A. degree in finance from Emory University. We believe that Mr. Davis is qualified to serve as a member of our board of directors because of his experience serving as a director of biotechnology companies and as a manager of funds specializing in the area of life sciences. We believe that Mr. Davis’s experience serving as a director of multiple biotechnology companies and his knowledge of funds specializing in the area of life sciences makes him qualified to serve as a member of our board of directors.

Barbara Weber, M.D. has served as our President and Chief Executive Officer since March 2017. Dr. Weber has been a Venture Partner at Third Rock Ventures since March 2015. Previously, Dr. Weber served as Senior Vice President, Oncology Translational Medicine, Novartis from 2009 to 2015, Vice President, Oncology, GSK from 2005 to 2009 and Professor, Medicine and Genetics, University of Pennsylvania from 1994 to 2005. Dr. Weber has served on the board of directors of Revolution Medicines, Inc. (NASDAQ: RVMD), a biotechnology company, since April 2018, Fog Pharma, a private biopharmaceutical company, since October 2018, and OPY Acquisition Corp. I (NASDAQ: OHAA), a special purpose acquisition company, since October 2021. Dr. Weber received a B.S. in Chemistry and an M.D. from the University of Washington, was a resident in internal medicine at Yale University and fellow in Medical Oncology at the Dana Farber Cancer Institute. We believe Dr. Weber qualifies to serve on our board based on her position as our President and Chief Executive Officer, her leadership experience and her extensive experience in the biopharmaceutical industry.

Board Diversity Matrix

Our Board possesses a deep set of skills and experiences that are critical to providing the necessary oversight and strategic direction for a clinical stage biopharmaceutical company. Each director is individually qualified to make unique and substantial contributions to our Board based upon the experience, knowledge, background and skills that they have obtained in the course of their extensive careers. Our directors’ diverse viewpoints and independent mindedness enhance, we believe, the quality and effectiveness of the Board of Directors in carrying out its duties and responsibilities. Our Board provides an appropriate balance of executive, financial, research and clinical development necessary for oversight of a biopharmaceutical company at our stage of development.

The composition of our board of directors currently includes two individuals who are diverse under the Nasdaq Stock Market LLC, or Nasdaq, listing rule regarding board diversity, representing gender diversity of 29% and ethnic diversity of 14%, as presented in the below Board Diversity Matrix. Under the Nasdaq listing rule, directors who self-identify as (i) female, (ii) an underrepresented minority or (iii) LGBTQ+ are defined as being diverse. The following table provides certain self-identified personal characteristics of our directors, in accordance with Rule 5605(f) of the Nasdaq listing standards:

As of April 26, 2022
Total Number of Directors	7
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	2	5
Part II: Demographic Background
African American or Black	1
Alaskan Native or Native American
Asian
Hispanic or Latinx
Native Hawaiian or Pacific Islander
White	1	5
Two or More Races or Ethnicities
LGBTQ+
Did Not Disclose Demographic Background

Director Independence

The rules of the Nasdaq require that a majority of our board of directors be independent. An “independent director” is defined generally as a person other than an executive officer or employee of our company or any other individual having a relationship which, in the opinion of our board of directors, would interfere with the exercise of independent judgement in carrying out the responsibilities of a director. Our board of directors has determined that each individual who serves on our board, other than Dr. Weber, qualifies as an independent director under the rules of Nasdaq and the SEC.

Family Relationships

There are no family relationships among any of our directors or executive officers.

Adverse Proceedings

Neither we nor any of our subsidiaries are party to any material proceedings to which any of our directors, officers, affiliates, 5% or more shareholders, or any of their respective associates are a party. We do not believe that any of our directors, officers, affiliates, 5% or more shareholders, or any of their respective associates are adverse to us or any of our subsidiaries or have a material interest that is adverse to us or any of our subsidiaries.

CORPORATE GOVERNANCE

Committees of the Board of Directors

Our board of directors has established three standing committees: an audit committee, a compensation committee and a nominating and corporate governance committee. Each committee operates pursuant to a charter that has been approved and adopted by our Board of Directors, each of which are reviewed on an annual basis by the applicable committee and the Board of Directors. Each committee charter is posted on our website, www.tangotx.com, under the “Governance” subsection of the “Investors” section. The current members of our audit committee are Lesley Calhoun, Mace Rothenberg and Alexis Borisy, and Lesley Calhoun serves as the chairperson of the audit committee. The current members of our compensation committee are Malte Peters, Mace Rothenberg and Alexis Borisy, and Malte Peters is the chairperson of the compensation committee. The current members of our nominating and corporate governance committee are Reid Huber, Aaron Davis, and Lesley Calhoun, and Reid Huber is the chairperson of the nominating and corporate governance committee. Our Board of Directors reviews the membership of each committee on an annual basis in order to make sure that the legal and regulatory requirements related to committee composition are complied with and that the appropriate set of skills and viewpoints are being brought to the deliberations and decisions of each committee.

From the closing of the Business Combination on August 10, 2021, until December 31, 2021, our Board of Directors held two meetings. Between the closing of the Business Combination on August 10, 2021 and December 31, 2021, all of the directors attended at least 75% of the total number of meetings of the Board and committees on which they served. Directors are expected to attend our annual meetings of stockholders, all meetings of the board of directors and all meetings of the committees on which they serve.

Audit Committee

The audit committee currently consists of Lesley Calhoun, Mace Rothenberg and Alexis Borisy. Our board has determined that each member of our audit committee is independent under Nasdaq listing standards and Rule 10A-3(b)(1) under the Exchange Act. The chairperson of the audit committee is Lesley Calhoun. Our board has determined that Lesley Calhoun is an “audit committee financial expert” within the meaning of SEC regulations. Ms. Calhoun has been nominated for election as a Class I Director at the Annual Meeting to serve until the 2025 next annual meeting of shareholders and until her successor has been duly elected and qualified. Our Board of Directors has also determined that each member of the audit committee has the requisite financial expertise required under the applicable requirements of Nasdaq. In arriving at this determination, our Board of Directors has examined each audit committee member’s scope of experience and the nature of their employment in the corporate finance sector. The audit committee held two meetings from closing of the Business Combination through December 31, 2021.

The primary purpose of our audit committee is to discharge the responsibilities of our board of directors with respect to our accounting, financial, and other reporting and internal control practices and to oversee the independent registered accounting firm. Specific responsibilities of our audit committee include:

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helping our board of directors oversee corporate accounting and financial reporting processes;
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managing the selection, engagement and qualifications of a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;
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helping to ensure the independence and performance of the independent registered public accounting firm;
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discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, our interim and year-end operating results;
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developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;
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reviewing policies on financial risk assessment and financial risk management, as well as discussing with management the guidelines and policies that govern the process by which the Company's exposure to risk is assessed and managed by management;
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reviewing related party transactions;
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obtaining and reviewing a report by the independent registered public accounting firm at least annually, that describes our internal quality-control procedures, any material issues with such procedures, and any steps taken to deal with such issues when required by applicable law; and
•
approving (or, as permitted, pre-approving) all audit and all permissible non-audit service to be performed by the independent registered public accounting firm.

Compensation Committee

Our compensation committee currently consists of Malte Peters, Mace Rothenberg and Alexis Borisy. Our board has determined each member of our compensation committee is a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act. The chairperson of the compensation committee is Malte Peters. The primary purpose of our compensation committee is to discharge the responsibilities of our board of directors to oversee our compensation policies, plans and programs and to review and determine the compensation to be paid to our executive officers, directors and other senior management, as appropriate. The compensation committee held two meetings from closing of the Business Combination through December 31, 2021.

Specific responsibilities of our compensation committee include:

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reviewing and approving, or recommending that our board approve, the compensation of our executive officers and senior management;
•
reviewing and recommending to our board the compensation of our directors;
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administering our stock and equity incentive plans;
•
selecting independent compensation consultants and assessing whether there are any conflicts of interest with any of the committee’s compensation advisors;
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reviewing, approving, amending and terminating, or recommending that our board approve, amend or terminate, incentive compensation and equity plans, severance agreements, change-of-control protections and any other compensatory arrangements for our executive officers and other senior management, as appropriate;
•
reviewing and establishing general policies relating to compensation and benefits of our employees; and
•
reviewing our overall compensation philosophy.

Compensation Committee Interlocks and Insider Participation

None of the members of our compensation committee has at any time during the prior three years been one of our officers or employees. None of our named executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our board of directors or compensation committee.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee currently consists of Reid Huber, Aaron Davis, and Lesley Calhoun. Our board has determined each member is independent under Nasdaq listing standards. The chairperson of the nominating and corporate governance committee is Reid Huber. Mr. Huber has been nominated for election as a Class I Director at the Annual Meeting to serve until the 2025 next annual meeting of shareholders and until her successor has been duly elected and qualified. The nominating and corporate governance committee did not meet during the period from closing of the Business Combination through December 31, 2021.

Specific responsibilities of our nominating and corporate governance committee include:

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identifying, evaluating and selecting, or recommending that our board approve, nominees for election to our board;
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evaluating the performance of our board and of individual directors;
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evaluating the adequacy of our corporate governance practices and reporting;
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reviewing management succession plans; and
•
developing and making recommendations to our board regarding corporate governance guidelines and matters.

Role of Our Board of Directors in Risk Oversight

One of the key functions of our board of directors is informed oversight of our risk management process. Our board does not have a standing risk management committee, but rather administers this oversight function directly through our board as a whole, as well as through various standing committees of our board that address risks inherent in their respective areas of oversight. In particular, our board is responsible for monitoring and assessing strategic risk exposure and our audit committee is responsible for considering and discussing our major financial risk exposures and the steps our management will take to monitor and control such exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. Our audit committee also monitors compliance with legal and regulatory requirements. Our compensation committee assesses and monitors whether our compensation plans, policies and programs comply with applicable legal and regulatory requirements.

Separation of the Roles of Chairman and CEO

We have chosen to separate the roles of Chairman of the Board, held by Alexis Borisy, and Chief Executive Officer, Barbara Weber. The Board believes that separating these roles is the most appropriate structure for Tango.

Code of Ethics

We have adopted a Code of Conduct that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. The Code of Conduct is available on our website at https://www.tangotx.com under “Investors – Governance”. Information contained on or accessible through such website is not a part of this proxy statement, and the inclusion of the website address in this proxy statement is an inactive textual reference only.

We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to, or waiver from, a provision of this Code of Conduct and disclose any amendments to the Code of Conduct by posting such information on our website, at the address and location specified above and, to the extent required by the listing standards of Nasdaq, by filing a Current Report on Form 8-K with the SEC, disclosing such information.

Policy on Trading, Pledging and Hedging of Company Stock

Certain transactions in our securities (such as purchases and sales of publicly traded put and call options, and short sales) create a heightened compliance risk or could create the appearance of misalignment between management and stockholders. In addition, securities held in a margin account or pledged as collateral may be sold without consent if the owner fails to meet a margin call or defaults on the loan, thus creating the risk that a sale may occur at a time when an officer or director is aware of material, non-public information or otherwise is not permitted to trade in Company securities. Our insider trading policy expressly prohibits short sales and derivative transactions of our stock by our executive officers, directors, employees and certain designated consultants and contractors, including short sales of our securities. Our insider trading policy expressly prohibits purchases or sales of puts, calls, or other derivative securities of the company or any derivative securities that provide the economic equivalent of ownership.

Director Nomination Process

In considering candidates for Board membership, the Nominating and Corporate Governance Committee considers recommendations by: Nominating and Corporate Governance Committee members and other Board members; management; our shareholders; third-party search firms; and any other appropriate sources. If a shareholder submits a nominee, the Nominating and Corporate Governance Committee will evaluate the qualifications of such shareholder nominee using the same selection criteria the Committee uses to evaluate other potential nominees. Our by-laws contain provisions addressing the process by which a shareholder may recommend a person for consideration as a nominee for director at an annual meeting.

Our by-laws provide that stockholders seeking to nominate candidates for election as directors at our annual meeting of stockholders must provide timely notice of their intent in writing. To be timely, a stockholder’s written notice will need to be delivered to our principal executive offices not later than the close of business on the 90th day nor earlier than the opening of business on the 120th day prior to the scheduled date of the annual meeting of stockholders. In the event that no annual meeting was held during the preceding year (the Annual Meeting on June 8, 2022 will be the first annual meeting for Tango) or the annual meeting is advanced more than 30 days before, or more than 60 days after such anniversary date, a timely notice must be received not later than the close of business on the later of the 90th day prior to the scheduled date of such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Our bylaws also specify certain requirements as to the form and content of a stockholders’ notice. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

Pursuant to the terms of its charter, the Nominating and Corporate Governance Committee requires the following qualifications to be satisfied by any nominee for a position on the Board:

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High standards of personal and professional ethics and integrity;
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Proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment;

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Skills that are complementary to those of members of the existing Board;
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The ability to assist and support management and make significant contributions to the Company’s success; and
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An understanding of the fiduciary responsibilities required of a director and a commitment to devote the time and energy necessary to perform those responsibilities.

Our priority in selection of board members is identification of members who will further the interests of our stockholders through their established record of professional accomplishment, their ability to contribute positively to the collaborative culture among board members, and their knowledge of our business and understanding of the competitive landscape. When identifying and evaluating nominees for director, the nominating and corporate governance committee considers, among other factors, the character, integrity, judgment, diversity, independence, skills, education, expertise, business acumen, business judgment, length of service, understanding of Tango's business and industry, conflicts of interest and other requirements.

Stockholder Communications with the Board of Directors

Any interested party with concerns about our company may report such concerns to the Board or the chair of our Board, by submitting a written communication to the attention of such director at the following address:

Tango Therapeutics, Inc.

100 Binney Street, Suite 700

Cambridge, MA 02142

A copy of any such written communication may also be forwarded to Tango’s legal counsel and a copy of such communication may be retained for a reasonable period of time. The director may discuss the matter with Tango’s legal counsel, with independent advisors, with non-management directors, or with Tango’s management, or may take other action or no action as the director determines in good faith, using reasonable judgment and applying his or her own discretion.

Communications may be forwarded to other directors if they relate to important substantive matters and include suggestions or comments that may be important for other directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications.

The Audit Committee oversees the procedures for the receipt, retention, and treatment of complaints received by Tango regarding accounting, internal accounting controls, or audit matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters or potential violations of the federal securities laws. Tango has also established a toll-free telephone number for the reporting of such activity, which is 1-855-495-2758.

Environmental, Social and Governance Efforts

As we continue to grow and progress as a company, we are committed to increasing our impact on social and environmental issues that affect our stakeholders, which include our future patients, our stockholders, our community and our employees. An area of focus for our board and management is oversight of such environmental, social and governance, or ESG, efforts across our organization and as a part of our overall strategy as we grow as a company. Our Nominating and Corporate Governance Committee has primary oversight over our ESG efforts, as reflected in a recent amendment to the Nominating and Corporate Governance Committee charter.

Our goal is to make the world healthier and improve the lives of patients by developing solutions in drug discovery, cancer biology, functional genomics and translational medicine pursuing the bold goal of tackling the genetic complexity of cancer.

GENERAL INFORMATION ABOUT EXECUTIVE OFFICERS

Executive Officers

The table below identifies and sets forth certain information regarding our executive officers as of April 11, 2022. Officer service dates in the table below and elsewhere in this proxy statement reflect, where applicable, the periods such officer commenced employment with Tango prior to the completion of the Business Combination (as described above).

Name	Age	Position	In Current Position Since
Barbara Weber, M.D.	65	President, Chief Executive Officer and Director	March 2017
Daniella Beckman	43	Chief Financial Officer	September 2019
Alan Huang, Ph.D.	49	Chief Scientific Officer	April 2018
Marc Rudoltz, M.D.	58	Chief Medical Officer	October 2021
Douglas Barry	52	General Counsel, Chief Compliance Officer and Corporate Secretary	August 2021

See the section of this Proxy Statement captioned "—Class III Directors Continuing in Office Until the 2024 Annual Meeting" for Dr. Weber's biography.

Daniella Beckman has served as our Chief Financial Officer since September 2019 and served as our interim Chief Financial Officer from October 2016 to August 2019. Prior to joining us, she provided consulting and interim chief financial officer services for early-stage biotechnology companies since November 2015. Previously, Ms. Beckman was the Chief Financial Officer of Idenix Pharmaceuticals, Inc., a biopharmaceutical company, from June 2011 until it was acquired by Merck & Co., Inc., a pharmaceutical company, in August 2014. Ms. Beckman has served on the board of directors of Translate Bio, Inc., a clinical-stage mRNA therapeutics company, since October 2017, and currently serves on the board of directors of Vor Biopharma Inc. (NASDAQ: VOR), a cell therapies company, since July 2020, on the board of directors of 5:01 Acquisition Corp (NASDAQ: FVAM), a special purpose acquisition company, since October 2020, and on the board of directors of Blueprint Medicines Corporation (NASDAQ: BPMC), a global precision therapy company, since December 2021. Ms. Beckman holds a B.S. in business administration-accounting from Boston University.

Alan Huang, Ph.D., has served as our Chief Scientific Officer since April 2018. Before being appointed as Chief Scientific Officer, Dr. Huang served as Senior Vice President, Head of Biology. From 2016 to 2017, he served as a consultant at Third Rock Ventures. Previously, Dr. Huang was Senior Director and interim Global Head of Oncology Translational Research at Novartis Institute for Biomedical Research. Prior to joining Novartis, Dr. Huang was a senior scientist at Millennium Pharmaceuticals, Inc. Dr. Huang obtained his B.S. in biochemistry from Fudan University and his doctorate in biochemistry & molecular biology from the University of South Alabama. He completed a postdoctoral fellowship at Schepen’s Eye Research Institute of Harvard Medical School.

Marc Rudoltz, M.D. has served as our Chief Medical Officer since October 2021. From December 2012 through October 2021, Dr. Rudoltz was the founder and served as the principal of MSR Healthcare Consultants LLC, which provides clinical, regulatory, business development, and organizational (executive) management support to companies in the pharmaceutical and biotechnology industry. In his capacity as principal at MSR Healthcare Consultants, Dr. Rudoltz served as interim Chief Medical Officer for a number of companies including Deciphera Pharmaceuticals, and Constellation Pharmaceuticals and as a clinical consultant for Blueprint Medicines. Prior to December 2012, he worked in clinical development roles for several companies, including Novartis where he played a role in the development and commercialization of imatinib (Gleevec®) and nilotinib (Tasigna®). Dr. Rudoltz obtained his B.S. in Chemical Biology from the Massachusetts Institute of Technology and M.D. from SUNY-Upstate Medical University. He completed his residency training in Radiation Oncology at Thomas Jefferson University followed by fellowship training in Cancer Biology at the University of Pennsylvania.

Douglas Barry has served as our General Counsel, Chief Compliance Officer and Corporate Secretary since August 2021. Mr. Barry has been practicing law for over 20 years, and joins Tango from Alexion Pharmaceuticals, a biopharmaceutical company the develops and commercializes therapies that serve patients affected by certain rare diseases, where he served as Vice President of Corporate Law from May 2018 to July 2021. Prior to Alexion, he was Associate General Counsel at Alere Inc., a manufacturer and seller of point-of-care diagnostic equipment, from 2015 to March 2018 (Alere was acquired by Abbott Laboratories in 2018). Earlier in his career, Mr. Barry spent 10 years as an attorney in the corporate department at Wilmer Cutler Pickering Hale and Dorr LLP. Mr. Barry has a B.A. degree in Political Science from Hobart College, a Master’s degree from University of Virginia in International Relations and a juris doctor from Northwestern University School of Law.

EXECUTIVE COMPENSATION

Historically, our executive compensation program has reflected our growth and development-oriented corporate culture. To date, the compensation of our Chief Executive Officer and President and our other executive officers identified in the Summary Compensation Table below, who we refer to as the named executive officers, has consisted of a combination of base salary, bonuses and long-term incentive compensation in the form of stock options to purchase shares of our common stock. The Company awarded restricted stock to certain executives in 2017, and the restrictions on such awards have lapsed. Our named executive officers who are full-time employees, like all other full-time employees, are eligible to participate in our retirement and health and welfare benefit plans. As a publicly traded company, we plan to evaluate our compensation values and philosophy and compensation plans and arrangements as circumstances merit. At a minimum, we expect to review executive compensation annually with input from an independent compensation consultant. As part of this review process, we expect the board of directors and the compensation committee to apply our values and philosophy, while considering the compensation levels needed to ensure our executive compensation program remains competitive with our peers. In connection with our executive compensation program, we will also review whether we are meeting our retention objectives and the potential cost of replacing a key employee.

Tango has assembled a team of highly experienced senior leaders and oncology drug developers who combine a flexible and adaptive approach to drug development that follows cutting-edge science with the proven expertise of large pharmaceutical company drug discovery and development. The management team and the employees at Tango are what, we believe, will be the ultimate differentiator that sets us apart from the competition as we move our products toward the market. This is based on our innovative approach to target drug-discovery using synthetic lethality and our innovative capabilities and expertise in drug discovery, research and drug development. Building a management team to provide structure and direction will require retaining talent with proven leadership and results, extensive technical expertise, broad experience in building and constructing a drug development and commercialization organization, all the while establishing the broader vision of improving care and therapeutic options for cancer patients. Attracting, recruiting and hiring talent who have the requisite skill set, background and track record to lead and manage a growing business in a competitive environment is one of our primary goals.

Compensation Philosophy

Our compensation philosophy is focused on building a world-class research and development organization with deep experience and understanding in synthetic lethality in order that we may identify novel targets and develop new drugs directed at tumor suppressor gene loss in defined patient populations with high unmet medical need. Attracting and retaining executives and employees that position Tango to meet these objectives, particularly as we move toward initiating a Phase 1/2 clinical trial for TNG908 in the second quarter of 2022 (following the FDA's clearance of the IND application in the first quarter of 2022), is a paramount goal of the Company's compensation program. By building a talented and motivated organization around extraordinary leaders, we believe we can advance our product candidates, grow our pipeline and, ultimately, drive long-term and sustainable stockholder value creation.

Tango's compensation programs are designed by our Compensation Committee and our Board of Directors around the following imperatives:

•
Attract, Retain and Incentivize: We are committed to attracting and retaining industry-leading talented individuals and designing our compensation programs and pay-outs that incentivize our employees to achieve rigorous corporate and individual objectives that are important to our long-term business and success.
•
Performance-based compensation pay-outs: Rewarding performance is the keystone of our total compensation program. In our annual bonus program, performance is measured by research and development advances, operating and strategic and individual contributions. The amount actually earned is scaled with the achievement of these performance metrics.
•
Compensation structure competitive with peers: We believe that compensation paid by our peer companies matters when we determine overall compensation. We evaluate the practices of our peers to validate that we are competitive with other companies with whom we compete for talent.
•
Balanced combination of compensation components: We strive for an appropriate balance between cash and equity incentives. The rationale being that annual cash incentive motivates individuals to successfully execute on short-term financial and strategic objectives and equity incentives focus executives on the long-term success of the organization and align the interests of our executives with those of our stockholders.

Named Executive Officer Compensation

The following table shows the total compensation awarded to, earned by, or paid to during the years ended December 31, 2021 and 2020 to (1) our principal executive officer, (2) our two next most highly compensated executive officers who earned more than $100,000 during the fiscal year ended December 31, 2021 and were serving as executive officers as of such date.

Our named executive officers, or the NEOs, for 2021 who appear in the Summary Compensation Table are:

•
Barbara Weber, M.D., our President and Chief Executive Officer
•
Daniella Beckman, our Chief Financial Officer; and
•
Alan Huang, Ph.D., our Chief Scientific Officer

2021 Summary Compensation Table

Name and Principal Position	Year	Salary(1) ($)		Bonus ($)	Option Awards(7) ($)		Non-Equity Incentive Plan Compensation (9)($)	All Other Compensation ($)		Total ($)
Barbara Weber, M.D.(6)	2021	$513,685	(2)	$—	$10,719,769		$277,910	$4,609	(10)	$11,515,974
President, Chief Executive Officer and Director	2020	$491,617		$—	$227,622		$226,194	$12,788	(11)	$958,221
Daniella Beckman	2021	$377,945	(3)	$—	$2,630,841		$164,562	$3,317	(12)	$3,176,664
Chief Financial Officer	2020	$323,447	(4)	$—	$368,323	(8)	$131,828	$10,776	(13)	$834,374
Alan Huang, Ph.D.	2021	$394,793	(5)	$—	$1,649,121		$168,347	$3,396	(14)	$2,215,657
Chief Scientific Officer	2020	$373,806		$—	$70,566		$135,769	$9,376	(15)	$589,517

(1) Salary amount represents actual amounts paid during year noted. See “— Narrative to the Summary Compensation Table —Base Salaries” below.

(2) Dr. Weber earned a base salary of $506,479 for the period between January 1, 2021 and August 10, 2021. Upon the closing of Business Combination (as such term is defined in the 2021 Annual Report) on August 10, 2021, her salary was increased to $526,000.

(3) Mrs. Beckman earned a base salary of $370,800 for the period between January 1, 2021 and August 10, 2021. Upon the closing of Business Combination on August 10, 2021, her salary was increased to $390,000.

(4) Mrs. Beckman earned a base salary of $288,000 for the period between January 1, 2020 and June 30, 2020, which reflected her part-time status. Upon her appointment to full-time on July 1, 2020, her salary was increased to $360,000. Her base salary and bonus were prorated to reflect her partial year of full-time employment from July 1, 2020 through December 31, 2020.

(5) Mr. Huang earned a base salary of $385,107 for the period between January 1, 2021 and August 10, 2021. Upon the closing of Business Combination on August 10, 2021, his salary was increased to $411,000.

(6) Dr. Weber also serves as a member of our board of directors but does not receive any additional compensation for her service as a director.

(7) In accordance with SEC rules, this column reflects the aggregate grant date fair value of the option awards granted during fiscal years 2021 and 2020 computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or ASC Topic 718, for share-based compensation transactions. These amounts do not reflect the actual economic value that will be realized by the named executive officer upon the vesting of the share options, the exercise of the share options or the sale of the common shares underlying such share options.

(8) The amounts reflected include an increase to Mrs. Beckman’s stock options to reflect her appointment full-time status, effective on July 1, 2020.

(9) Reflects performance-based cash bonuses awarded to our named executive officers. See “— Non-Equity Incentive Plan Compensation” below for a description of the material terms of the program pursuant to which this compensation was awarded.

(10) The amounts reported reflect $1,390 of commuter benefits and $3,219 for life & disability premiums that our company paid for on behalf of Dr. Weber.

(11) The amounts reported reflect $4,320 of commuter benefits, $2,865 of health benefits and life & disability insurance and $5,603 of expenses for phone services and home office expenses that our company paid for on behalf of Dr. Weber.

(12) The amounts reported reflect $1,390 of commuter benefits and $1,927 for life & disability premiums that our company paid for on behalf of Mrs. Beckman.

(13) The amounts reported reflect $4,320 of commuter benefits, $1,684 for life & disability premiums and $4,772 of expenses for phone services and home office expenses that our company paid for on behalf of Mrs. Beckman.

(14) The amounts reported reflect $1,390 of commuter benefits and $2,006 for life & disability premiums that our company paid for on behalf of Mr. Huang.

(15) The amounts reported reflect $4,320 of commuter benefits, $1,684 for life & disability premiums and $3,372 of expenses for phone services and home office expenses that our company paid for on behalf of Mr. Huang.

Narrative to the Summary Compensation Table

With respect to our 2021 compensation program, our board of directors reviewed compensation for all employees, including our named executive officers. In setting executive base salaries and bonuses and granting equity incentive awards, the board of directors considered compensation for comparable positions in the market, historical compensation level of our executives, individual performance as compared to our expectations and objectives, our desire to motivate employees to achieve short- and long-term results that are in the best interests of our stockholders and a long-term commitment to value creation for our company.

Our board of directors established a compensation committee, and delegated to such committee certain compensation-related functions for the Company in early 2021. Prior to establishing the compensation committee, the board of directors made compensation decisions with respect to our named executive officers.

When setting named executive officer compensation, our board of directors, and now our compensation committee, targets a general competitive position, based on independent third-party benchmark analytics to inform the mix of compensation of base salary, bonus and long-term incentives.

Our compensation committee is primarily responsible for determining the compensation for all of our executive officers. Our compensation committee reviews and discusses management’s proposed compensation with our Chief Executive Officer for all executives other than the Chief Executive Officer. Based on those discussions and its discretion, taking into account the factors noted above, the compensation committee then sets the compensation for each executive officer other than the Chief Executive Officer and recommends the compensation for the Chief Executive Officer to our board of directors for approval. Our board of directors discusses the compensation committee’s recommendation and ultimately approves the compensation of our Chief Executive Officer without the Chief Executive Officer present. Our compensation committee has the authority to engage the services of a consulting firm or other outside advisor to assist it in designing our executive compensation programs and in making compensation decisions. During 2020 and 2021, the board of directors and the compensation committee retained the services of Pearl Meyer & Partners, LLC as external compensation consultant to advise on executive compensation matters including our overall compensation program design and collection of market data to inform our compensation programs for our executive officers and members of our board of directors. Pearl Meyer & Partners, LLC reports directly to our compensation committee. Prior to engaging Pearl Meyer & Partners, LLC, our compensation committee assessed its independence consistent with Nasdaq listing standards and concluded that the engagement of such consultant did not raise any conflict of interest.

Base Salaries

The annual base salaries of our named executive officers are generally determined, approved and reviewed periodically by our compensation committee in order to compensate our named executive officers for their satisfactory performance of duties to our company. Annual base salaries are intended to provide a fixed component of compensation to our named executive officers, reflecting their skill sets, experience, roles and responsibilities. Base salaries for our named executive officers have generally been set at levels deemed necessary to attract and retain individuals with superior talent.

Name	2020 Base Salary ($)		2021 Base Salary ($)(2)
Barbara Weber, M.D.	$491,617		$526,000
Daniella Beckman	$360,000	(1)	$390,000
Alan Huang, Ph.D.	$373,806		$411,000

(1) Mrs. Beckman transitioned to full-time employment on July 1, 2020 and her 2020 base salary was adjusted to reflect her employment status with our company.

(2) 2021 Base Salary became effective upon the closing of the Business Combination on August 10, 2021.

The compensation committee determined that, in connection with the Business Combination and the Company becoming a publicly-traded company in August 2021, the base salaries for each of the NEOs should be increased in order to reflect the additional responsibilities of each of these executive officers, as well as to align this fixed cash component of overall compensation at levels that are comparable to those companies in our compensation peer group.

Non-Equity Incentive Plan Compensation

Our bonus program is intended to recognize and reward associates for achieving established objectives that are linked to the company’s growth and success, with the goal of increasing the Company's intrinsic long-term value. The program rewards performance based on corporate and individual accomplishments. The board endeavors to deliver a meaningful portion of total cash compensation in the form of performance-based annual cash incentives. Doing so, the board believes, is critical because the opportunity for a meaningful cash award will, together with strong management and accountability, drive executives to individually and collectively achieve and exceed our annual objectives.

The compensation committee and the board of directors established bonus metrics in connection with the 2021 bonus plan. As with 2021 base salary, the target bonus percentage for each of the NEOs was increased in connection with the Business Combination and the Company becoming a publicly-traded company in order to reflect the additional responsibilities of each of these executive officers, as well as to align this variable portion of the cash component of overall compensation at levels that are comparable to those companies in our compensation peer group.

The 2021 corporate bonus plan provides for formula-based incentive payments based upon the achievement of certain corporate and individual performance goals and objectives approved by our compensation committee and board of directors. These targets were established early in 2021 and communicated to the executives (and remained unchanged during the year). Bonuses are targeted at a percentage of the executive officer’s base salary during the year, and are expected to be paid out in the first quarter of the following year. The following are the target percentages for the periods indicated:

Name	2020 Bonus Target (%)	2021 Bonus Target (%)(1)
Barbara Weber, M.D.	40%	50%
Daniella Beckman	35%	40%
Alan Huang, Ph.D.	35%	40%

The corporate bonus component of the 2021 bonus plan consisted of 5 separate metrics that were weighted as follows:

•
Target Discovery - weighted 20%. This target is designed to encourage our employees to identify validated targets to meet our goal of filing INDs in the future to establish an enhanced product pipeline.
•
Drug Discovery - weighted 30%. This target was established to incentivize our employees to continue to advance our identified programs into advanced drug discovery phases.
•
Preclinical Development - weighted 30%. This target is designed to meet our goal of filing an IND for TNG908 in the 4th quarter of 2021.
•
Corporate Strategy - weighted 10%. This target was established to incentivize our employees to meet budgetary and other important cash-based goals that are designed to allow for continued development of our product pipeline in the future.
•
People - weighted 10%. This target was designed to reward results with respect to building out critical functions of our organization as we advanced our first product into clinical trials, and to reduce employee turnover in a competitive environment for talent.

In connection with the 2021 annual cash bonus program, all corporate targets were met at 110% of the established target, with the exception of: (i) corporate strategy, which was met at 150% of target and (ii) people, which was met at 115% of target. These achievements, which were confirmed by our compensation committee, reflected, among other things, our continued advancements in drug discovery in the face of the COVID-19 pandemic, our continued advancement of our product candidates, including the acceleration of the Target 3 IND timeline, the hiring of our Chief Medical Officer, our successful IPO in August 2021 and our current strong cash position. As a result of this performance, which exceeded the objective goals set earlier in the year, the bonus payout was achieved at 115% of target. The following table reflects the target bonus as a percentage of base salary, the cash bonus payment at target and the actual bonus payout based on the success Tango achieved in 2021.

Name	2021 Bonus Target (%)	2021 Bonus Target ($)	2021 Bonus Achieved ($)
Barbara Weber, M.D.	50%	$263,000	$277,910
Daniella Beckman	40%	$156,000	$164,562
Alan Huang, Ph.D.	40%	$164,400	$168,347

All final bonus payments to our named executive officers, if any, are determined by our compensation committee, which retains full discretion to adjust individual actual bonus awards based on the achievement of corporate and individual performance objectives, and may also adjust bonus awards based on other factors in their discretion. Individual performance objectives are generally related to each named executive officer’s performance in his/her area of responsibility and his/her contributions to Tango.

Equity Incentive Compensation

Our equity-based incentive awards granted to our named executive officers are designed to align their interests with those of our stockholders.

We have historically used share options as an incentive for long-term compensation to our executive officers because the share options allow our executive officers to profit from this form of equity compensation only if our share price increases relative to the share option’s exercise price, which exercise price is set at the fair market value of our common shares on the date of grant. We may grant equity awards at such times as our board of directors or compensation committee determines appropriate.

Along with the 2021 cash bonus program, stock options are a critical component of the variable portion of overall compensation that is designed to reward executive officer performance. Stock options align the interests of executives with those of our stockholders since the executive officers can only recognize increased compensation from these equity awards to the extent that our share price increases above the exercise price. These awards encourage our executives to focus on those corporate actions that drive increase in long-term value as reflected in the share price. Further, the four-year vesting schedule encourages executives to remain employed by the Company for an extended period.

Our executives generally are awarded an initial grant in the form of a share option in connection with their commencement of employment with us. Additional grants may occur periodically in order to specifically incentivize executives with respect to achieving corporate goals or to reward certain performance. Our stock options typically vest as to 25% of the underlying shares on the first anniversary of the vesting commencement date and in 36 equal monthly installments over the following three years, subject to the holder’s continued employment with us. From time to time, the board of directors or compensation committee may also construct alternative vesting schedules as it determines are appropriate to motivate particular employees. All options are granted with an exercise price that is no less than the fair market value of our common shares on the date of such grant of such award.

Outstanding Equity Awards at 2021 Fiscal Year-End

The following table presents information regarding all outstanding equity awards held by each of our named executive officers as of December 31, 2021.

Name and Principal Position	Grant Date	Vesting Commencement Date	Number of Securities Underlying Unexercised Options (#) (Exercisable)	Number of Securities Underlying Unexercised Options (#) (UnExercisable)		Option Exercise Price (1)	Option Expiration Date
Barbara Weber, M.D.	1/24/2019	1/1/2019	159,793	59,358	(2)	$1.53	1/23/2029
President,	1/30/2020	1/1/2020	105,005	114,145	(2)	$1.65	1/29/2030
Chief Executive Officer	1/28/2021	1/1/2021	—	1,284,065	(2)	$3.50	1/27/2031
and Director	8/12/2021	8/12/2021	—	961,404	(2)	$9.56	8/11/2031
Daniella Beckman	10/18/2019	9/10/2019	93,056	72,377	(3)	$1.53	10/17/2029
Chief Financial Officer	1/30/2020	11/1/2019	28,750	26,451	(3)	$1.65	1/29/2030
	10/1/2020	7/1/2020	24,114	43,994	(3)	$3.21	9/30/2030
	1/28/2021	1/1/2021	—	88,151	(2)	$3.50	1/27/2031
	8/12/2021	8/12/2021	—	380,485	(2)	$9.56	8/11/2031
Alan Huang, Ph.D.	4/12/2018	1/1/2018	83,155	1,770	(3)	$1.38	4/11/2028
Chief Scientific Officer	4/12/2018	4/1/2018	101,201	9,201	(3)	$1.38	4/11/2028
	1/24/2019	1/1/2019	49,532	18,407	(2)	$1.53	1/23/2029
	1/30/2020	1/1/2020	32,553	35,386	(2)	$1.65	1/29/2030
	1/28/2021	1/1/2021	—	163,054	(2)	$3.50	1/27/2031
	8/12/2021	8/12/2021	—	169,859	(2)	$9.56	8/11/2031

(1) All of the option awards listed in the table were granted with an exercise price per share that is no less than the fair market value of our common shares on the date of grant of such award. For information regarding the valuation of equity awards, see Note 2 and Note 12 to our audited financial statements contained in this Annual Report on Form 10-K for the year ended December 31, 2021.

(2) 25% vesting after 1st anniversary of the vesting commencement date and monthly vesting for 36 monthly installments thereafter, subject to continued employment with the company.

(3) Monthly vesting for 48 monthly installments following the vesting commencement date, subject to continued employment with our company.

Equity Compensation Plan Information

The following table sets forth information as of December 31, 2021 regarding shares of common stock that may be issued under our equity compensation plans, consisting of our 2021 Stock Option and Incentive Plan, or the 2021 Plan, and our 2021 Employee Stock Purchase Plan, or the ESPP. Upon the closing of the Business Combination in August 2021, the 2021 Plan replaced our previous 2017 Stock Option and Grant Plan. We do not have any non-stockholder approved equity compensation plans.

Plan Category	Number of Shares of Common Stock to be Issued Upon Exercise of Outstanding Options (#)	Weighted-Average Exercise Price of Outstanding Options ($)	Number of Shares of Common Stock Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column) (#)
Equity compensation plans approved by stockholders(1)	9,372,993	$5.59	7,448,661	(2)
Equity compensation plans not approved by security holders	—	—	—
Total	9,372,993	$5.59	7,448,661

(1) The 2021 Plan provides that the number of shares reserved and available for issuance under the 2021 Plan will automatically increase each January 1, beginning on January 1, 2022, by 5.0% of the outstanding number of shares of Common Stock on the immediately preceding December 31, or such lesser amount as determined by the Board, or the Annual Increase. This limit is subject to adjustment in the event of a reorganization, recapitalization, reclassification, stock split, stock dividend, reverse stock split or other similar change in the Company's capitalization.

(2) Includes 949,873 shares available under the 2021 ESPP.

Executive Compensation Arrangements

We initially entered into an offer letter with each of the named executive officers in connection with such officer’s employment with us, which set forth the terms and conditions of this officer’s employment, including base salary, target annual bonus opportunity, initial equity awards and standard employee benefit plan participation. Effective upon the closing of the Business Combination, we entered into an employment agreements with each of Dr. Weber, Ms. Beckman and Dr. Huang that replaced the offer letters and provide for specified payments and benefits in connection with a termination of employment in certain circumstances. Our goal in providing these severance and change in control payments and benefits is to offer sufficient cash continuity protection such that the named executive officers will focus their full time and attention on the requirements of the business rather than the potential implications for their respective positions. We prefer to have certainty regarding the potential severance amounts payable to the named executive officers, rather than negotiating severance at the time that a named executive officer’s employment terminates. We have also determined that accelerated vesting provisions with respect to outstanding equity awards in connection with a qualifying termination of employment in certain circumstances are appropriate because they encourage our named executive officers to stay focused on the business in those circumstances, rather than focusing on the potential implications for them personally. The employment agreements with our named executive officers require the named executive officers to execute a separation agreement containing a general release of claims in favor of us to receive any severance payments and benefits. The material terms of the employment agreements with Dr. Weber, Ms. Beckman and Dr. Huang are summarized below.

Barbara Weber, M.D.

Effective upon the closing of the Business Combination, we entered into a new employment agreement with Dr. Weber. Under Dr. Weber’s employment agreement, or the Weber Employment Agreement, Dr. Weber will serve as our Chief Executive Officer on an at-will basis. Dr. Weber’s 2022 annual base salary is $575,000, which is subject to periodic review and adjustment, and she is eligible to earn an annual bonus with a target amount equal to 50% of her base salary. Dr. Weber is eligible to participate in the employee benefit plans available to our employees, subject to the terms of those plans.

Pursuant to the Weber Employment Agreement, in the event that her employment is terminated by us without “cause” or Dr. Weber resigns for “good reason” (as each term is defined in the Weber Employment Agreement), subject to the execution and effectiveness of a separation agreement, including a general release of claims in our favor, (i) she will be entitled to receive base salary continuation for twelve (12) months following termination, (ii) she will be entitled to receive a prorated portion of her target annual cash incentive compensation for the year of termination, payable over the twelve (12) months following termination, (iii) subject to Dr. Weber’s copayment of premium amounts at the applicable active employees’ rate and proper election to continue COBRA health coverage, we will cover the portion of the premium amount equal to the amount that we would have paid to provide health insurance to Dr. Weber had she remained employed with us until the earliest of (A) twelve (12) months following termination, (B) Dr. Weber’s eligibility for group medical plan benefits under any other employer’s group medical plan or (C) the end of Dr. Weber’s COBRA health continuation period, and (iv) acceleration by 12 months of the unvested portion of all stock options and other stock-based awards subject solely to time-based vesting held by Dr. Weber.

In lieu of the payments and benefits described in the preceding sentence, in the event that Dr. Weber’s employment is terminated by us without cause or Dr. Weber resigns for good reason on or within twelve (12) months following a “change in control” (as defined in the Weber Employment Agreement), subject to the execution and effectiveness of a separation agreement, including a general release of claims in our favor, (i) she will be entitled to receive a lump sum in cash equal to 1.5 times Dr. Weber’s then-current annual base salary (or Dr. Weber’s annual base salary in effect immediately prior to the change in control, if higher), (ii) she will be entitled to receive a lump sum in cash equal to 1.5 times Dr. Weber’s target annual cash incentive compensation for the year of termination, (iii) she will be entitled to receive a lump sum in cash equal to a prorated portion of her target annual cash incentive compensation for the year of termination, (iv) subject to Dr. Weber’s copayment of premium amounts at the applicable active employees’ rate and proper election to continue COBRA health coverage, we will cover the portion of the premium amount equal to the amount that we would have paid to provide health insurance to Dr. Weber had she remained employed with us until the earliest of (A) eighteen (18) months following termination, (B) Dr. Weber’s eligibility for group medical plan benefits under any other employer’s group medical plan or (C) the end of Dr. Weber’s COBRA health continuation period, and (iv) 100% of all stock options and other stock-based awards subject solely to time-based vesting held by Dr. Weber shall be accelerated.

Daniella Beckman

Effective upon the closing of the Business Combination, we entered into a new employment agreement with Ms. Beckman. Under Ms. Beckman’s employment agreement, or the Beckman Employment Agreement, Ms. Beckman will serve as our Chief Financial Officer on an at-will basis. Ms. Beckman’s 2022 annual base salary is $425,100, which is subject to periodic review and adjustment, and she is eligible to earn an annual bonus with a target amount equal to 40% of her base salary. Ms. Beckman is eligible to participate in the employee benefit plans available to our employees, subject to the terms of those plans.

Pursuant to the Beckman Employment Agreement, in the event that her employment is terminated by us without “cause” or Ms. Beckman resigns for “good reason” (as each term is defined in the Beckman Employment Agreement), subject to the execution and effectiveness of a separation agreement, including a general release of claims in our favor, (i) she will be entitled to receive base salary continuation for twelve (12) months following termination, and (ii) subject to Ms. Beckman’s copayment of premium amounts at the applicable active employees’ rate and proper election to continue COBRA health coverage, we will cover the portion of the premium amount equal to the amount that we would have paid to provide health insurance to Ms. Beckman had she remained employed with us until the earliest of (A) twelve (12) months following termination, (B) Ms. Beckman’s eligibility for group medical plan benefits under any other employer’s group medical plan or (C) the end of Ms. Beckman’s COBRA health continuation period.

In lieu of the payments and benefits described in the preceding sentence, in the event that Ms. Beckman’s employment is terminated by us without cause or Ms. Beckman resigns for good reason on or within twelve (12) months following a “change in control” (as defined in the Beckman Employment Agreement), subject to the execution and effectiveness of a separation agreement, including a general release of claims in our favor, (i) she will be entitled to receive a lump sum in cash equal to 1.0 times Ms. Beckman’s then-current annual base salary (or Ms. Beckman’s annual base salary in effect immediately prior to the change in control, if higher), (ii) she will be entitled to receive a lump sum in cash equal to Ms. Beckman’s target annual cash incentive compensation for the year of termination, (iii) subject to Ms. Beckman’s copayment of premium amounts at the applicable active employees’ rate and proper election to continue COBRA health coverage, we will cover the portion of the premium amount equal to the amount that we would have paid to provide health insurance to Ms. Beckman had she remained employed with us until the earliest of (A) twelve (12) months following termination, (B) Ms. Beckman’s eligibility for group medical plan benefits under any other employer’s group medical plan or (C) the end of Ms. Beckman’s COBRA health continuation period, and (iv) 100% of all stock options and other stock-based awards subject solely to time-based vesting held by Ms. Beckman shall be accelerated.

Alan Huang, Ph.D.

Effective upon the closing of the Business Combination, we entered into a new employment agreement with Dr. Huang. Under Dr. Huang’s employment agreement, or the Huang Employment Agreement, Dr. Huang will serve as our Chief Scientific Officer on an at-will basis. Dr. Huang’s 2022 annual base salary is $425,385, which is subject to periodic review and adjustment, and he is eligible to earn an annual bonus with a target amount equal to 40% of his base salary. Dr. Huang is eligible to participate in the employee benefit plans available to our employees, subject to the terms of those plans.

Pursuant to the Huang Employment Agreement, in the event that his employment is terminated by us without “cause” or Dr. Huang resigns for “good reason” (as each term is defined in the Huang Employment Agreement), subject to the execution and effectiveness of a separation agreement, including a general release of claims in our favor, (i) he will be entitled to receive base salary continuation for twelve (12) months following termination, and (ii) subject to Dr. Huang’s copayment of premium amounts at the applicable active employees’ rate and proper election to continue COBRA health coverage, we will cover the portion of the premium amount equal to the amount that we would have paid to provide health insurance to Dr. Huang had he remained employed with us until the earliest of (A) twelve (12) months following termination, (B) Dr. Huang’s eligibility for group medical plan benefits under any other employer’s group medical plan or (C) the end of Dr. Huang’s COBRA health continuation period.

In lieu of the payments and benefits described in the preceding sentence, in the event that Dr. Huang’s employment is terminated by us without cause or Dr. Huang resigns for good reason on or within twelve (12) months following a “change in control” (as defined in the Huang Employment Agreement), subject to the execution and effectiveness of a separation agreement, including a general release of claims in our favor, (i) he will be entitled to receive a lump sum in cash equal to 1.0 times Dr. Huang’s then-current annual base salary (or Dr. Huang’s annual base salary in effect immediately prior to the change in control, if higher), (ii) he will be entitled to receive a lump sum in cash equal to Dr. Huang’s target annual cash incentive compensation for the year of termination, (iii) subject to Dr. Huang’s copayment of premium amounts at the applicable active employees’ rate and proper election to continue COBRA health coverage, we will cover the portion of the premium amount equal to the amount that we would have paid to provide health insurance to Dr. Huang had he remained employed with us until the earliest of (A) twelve (12) months following termination, (B) Dr. Huang’s eligibility for group medical plan benefits under any other employer’s group medical plan or (C) the end of Dr. Huang’s COBRA health continuation period, and (iv) 100% of all stock options and other stock-based awards subject solely to time-based vesting held by Dr. Huang shall be accelerated.

Other Elements of Compensation; Perquisites

Health and Welfare Plans

During their employment, our named executive officers are eligible to participate in our employee benefit plans and programs, including medical and dental benefits, life insurance & disability benefits, to the same extent as our other full-time employees, subject to the terms and eligibility requirements of those plans.

Retirement Plan

We maintain a 401(k) retirement savings plan for our employees, including our named executive officers, who satisfy certain eligibility requirements. The savings plan is intended to qualify for favorable tax treatment under Section 401(a) of the Code and contains a cash or deferred feature that is intended to meet the requirements of Section 401(k) of the Code. Participants may make pre-tax and certain after-tax (Roth) salary deferral contributions to the plan from their eligible earnings up to the statutorily prescribed annual limit under the Code. Participants who are 50 years of age or older may contribute additional amounts based on the statutory limits for catch-up contributions. Participant contributions are held in trust as required by law. Under this plan, we did not, during the year ended December 31, 2021 offer company matching contributions to participants in the 401(k) plan. Our named executive officers are eligible to participate in the 401(k) plan on the same terms as other full-time employees.

Compensation Risk Assessment

We believe that although a portion of the compensation provided to our executive officers and other employees is performance-based, our executive compensation program does not encourage excessive or unnecessary risk taking. Our compensation programs are designed to encourage our executive officers and other employees to remain focused on both short-term and long-term strategic goals. As a result, we do not believe that our compensation programs are reasonably likely to have a material adverse effect on the Company.

NON-EMPLOYEE DIRECTOR COMPENSATION

We have adopted a compensation program for our non-employee directors under which each non-employee director will receive the following amounts for their services on our board of directors.

•
An option to purchase 80,000 shares of our common stock upon the director’s initial election or appointment to our board of directors.
•
An annual option to purchase 40,000 shares of our common stock on the date of the annual meeting for such year (the first such annual option award is scheduled to be made in connection with the Annual Meeting). Directors who were elected in the 12 months preceding the annual grant receive a pro-rated portion of the annual grant based on the number of months of time in service on the board.
•
An annual director fee of $40,000,
•
If the director serves on a committee of our board of directors or in the other capacities stated below, an additional annual fee as follows:
•
Non-executive chairperson, $30,000
•
Lead independent director, $15,000
•
Audit committee chairperson, $15,000
•
Audit committee member, $7,500
•
Compensation committee chairperson, $10,000
•
Compensation committee member, $5,000
•
Nomination and governance committee chairperson, $8,000
•
Nomination and governance committee member, $4,000

Options granted to our non-employee directors under the director compensation program will have an exercise price equal to the fair market value of our common stock on the date of grant and will expire not later than ten years after the date of grant. The options granted upon a director’s initial election or appointment vest in 36 substantially equal monthly installments following the date of grant. In addition, all unvested options vest in full upon the occurrence of a change in control.

2021 Non-Employee Director Compensation Table

The table below shows the cash fees paid to our directors in connection with their service on our board of directors, and the stock option awards granted, during the fiscal year ended December 31, 2021.

Name	Fees Earned or Paid In Cash ($)(1)	Option Awards ($)(2)		Total ($)
Aaron Davis	33,444	—		33,444
Alexis Borisy	61,469	—		61,469
Lesley Ann Calhoun	45,028	419,900	(3)	464,928
Mace Rothenberg	39,353	419,900	(3)	459,253
Malte Peters	44,292	—		44,292
Reid Huber	20,170	—		20,170

(1) Amounts represent cash compensation earned and paid pursuant to our non-employee director compensation policy.

(2) The amounts reported represent the aggregate grant-date fair value of stock options awarded to certain directors in 2021, calculated in accordance with Financial Accounting Standards Board, Accounting Standards Codification Topic 718, or ASC Topic 718. The amounts presented do not correspond to the actual value that may be recognized by the named director upon vesting of the applicable awards.

(3) Ms. Calhoun and Dr. Rothenberg were each granted an option to purchase 84,925 shares of common stock on March 18, 2021, the date on which they were initially appointed to the Board of Directors.

The table below shows the aggregate number of total stock option awards (exercisable and unexercisable) held as of December 31, 2021 by each non-employee director who was serving as of December 31, 2021.

Name	Shares Subject to Outstanding Options
Aaron Davis	—
Alexis Borisy	131,463
Lesley Ann Calhoun	84,925
Mace Rothenberg	84,925
Malte Peters	118,895
Reid Huber	—

PROPOSAL NO. 2 – RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2022

We have selected PricewaterhouseCoopers LLP as the independent registered public accounting firm to perform the audit of our consolidated financial statements for the fiscal year ending December 31, 2022, and we are asking you and other stockholders to ratify this selection. PricewaterhouseCoopers LLP has audited our financial statements since 2017 (serving as Tango's independent registered public accounting firm prior to the Business Combination).

The audit committee annually reviews the independent registered public accounting firm's independence, including reviewing all relationships between the independent registered public accounting firm and us and any disclosed relationships or services that may impact the objectivity and independence of the independent registered public accounting firm, and the independent registered public accounting firm's performance. As a matter of good corporate governance, the Audit Committee and the Board of Directors determined to submit to stockholders for ratification the appointment of PricewaterhouseCoopers LLP. The majority of the votes properly cast is required in order to ratify the appointment of PricewaterhouseCoopers LLP. In the event that a majority of the votes properly cast do not ratify this appointment of PricewaterhouseCoopers LLP, the Audit Committee will consider this fact when it appoints the independent registered public accounting firm for the fiscal year ending December 31, 2022. Even if the appointment of PricewaterhouseCoopers LLP is ratified, the audit committee retains the discretion to appoint a different independent registered public accounting firm at any time if it determines that such a change is in the interests of the Company.

We expect that a representative of PricewaterhouseCoopers LLP will attend the Annual Meeting and the representative will have an opportunity to make a statement if he or she so chooses. The representative will also be available to respond to appropriate questions from stockholders.

The Board of Directors recommends voting “FOR” Proposal No. 2 to ratify the appointment of PricewaterhouseCoopers as the independent registered public accounting firm for the fiscal year ending December 31, 2022.

Principal Accountant Fees and Services

The following table sets forth the fees of PricewaterhouseCoopers LLP billed to us for each of the last two fiscal years for audit services and billed to us in each of the last two fiscal years for other services:

Fee Category	2021	2020
Audit Fees	$1,775,000	$635,000
Audit-Related Fees	—	—
Tax Fees	170,000	30,200
All Other Fees	4,409	2,956
Total Fees	$1,949,409	$668,156

Audit Fees. Audit fees consist of fees billed for the audit of our annual consolidated financial statements, review of the interim consolidated financial statements, and the review of registration statements.

Tax Fees. Tax fees consist of aggregate fees for tax compliance and tax analysis related services.

All Other Fees. All other fees consist of fees for accounting research tools.

Audit Committee Pre-Approval Policy and Procedures

The Audit Committee has adopted a policy (the “Pre-Approval Policy”) that sets forth the procedures and conditions pursuant to which audit and non-audit services proposed to be performed by the independent auditor may be pre-approved. The Pre-Approval Policy generally provides that we will not engage PricewaterhouseCoopers LLP to render any audit, audit-related, tax or permissible non-audit service unless the service is either (i) explicitly approved by the Audit Committee (“specific pre-approval”) or (ii) entered into pursuant to the pre-approval policies and procedures described in the Pre-Approval Policy (“general pre-approval”). Unless a type of service to be provided by PricewaterhouseCoopers LLP has received general pre-approval under the Pre-Approval Policy, it requires specific pre-approval by the Audit Committee or by a designated member of the Audit Committee to whom the committee has delegated the authority to grant pre-approvals. Any proposed services exceeding pre-approved cost levels or budgeted amounts will also require specific pre-approval. For both types of pre-approval, the Audit Committee will consider whether such services are consistent with the SEC’s rules on auditor independence. The Audit Committee will also consider whether the independent auditor is best positioned to provide the most effective and efficient service, for reasons such as its familiarity with the Company’s business, people, culture, accounting systems, risk profile and other factors, and whether the service might enhance the Company’s ability to manage or control risk or improve audit quality. All such factors will be considered as a whole, and no one factor should necessarily be determinative. On an annual basis, the Audit Committee reviews and generally pre-approves the services (and related fee levels or budgeted amounts) that may be provided by PricewaterhouseCoopers LLP without first obtaining specific pre-approval from the Audit Committee. The Audit Committee may revise the list of general pre-approved services from time to time, based on subsequent determinations.

REPORT OF THE AUDIT COMMITTEE

This report is submitted by the audit committee of the Board of Directors (the "Board") of Tango Therapeutics, Inc. (the "Company"). The audit committee consists of the three directors whose names appear below. None of the members of the audit committee is an officer or employee of the Company, and the Board has determined that each member of the audit committee is "independent" for audit committee purposes as that term is defined under Rule 10A-3 of the Exchange Act, and the applicable rules of the Nasdaq Stock Market LLC ("Nasdaq"). Each member of the audit committee meets the requirements for financial literacy under the applicable rules and regulations of the SEC and Nasdaq. The Board has designated Ms. Calhoun as an "audit committee financial expert," as defined under the applicable rules of the SEC. The audit committee operates under a written charter adopted by the Board.

The audit committee's general role is to assist the Board in monitoring our financial reporting process and related matters. Its specific responsibilities are set forth in its charter.

The audit committee has reviewed the Company's consolidated financial statements for 2021 and met with management, as well as with representatives of PricewaterhouseCoopers LLP, the Company's independent registered public accounting firm, to discuss the consolidated financial statements. The audit committee also discussed with members of PricewaterhouseCoopers LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the U.S. Securities and Exchange Commission.

In addition, the audit committee received the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the audit committee concerning independence, and discussed with members of PricewaterhouseCoopers LLP its independence from the Company.

Based on these discussions, the financial statement review and other matters it deemed relevant, the audit committee recommended to the Board that the Company's audited consolidated financial statements for 2021 be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

The information contained in this audit committee report shall not be deemed to be "soliciting material," "filed" or incorporated by reference into any past or future filing under the Securities Exchange Act of 1934 or the Securities Act of 1933 unless and only to the extent that the Company specifically incorporates it by reference.

Audit Committee of the Audit Committee of the Board of Directors of Tango Therapeutics, Inc.

Lesley Ann Calhoun (Chairperson)

Mace Rothenberg

Alexis Borisy

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information, to the extent known by us or ascertainable from public filings, with respect to the beneficial ownership of our common stock as of April 1, 2022 by:

•
each person, or group of affiliated persons, known by us to be the beneficial owner of more than 5% of Tango’s outstanding Common Stock;
•
each of Tango’s executive officers and directors; and
•
all of Tango’s executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she, or it possesses sole or shared voting or investment power over that security. Under those rules, beneficial ownership includes securities that the individual or entity has the right to acquire, such as through the exercise of stock options or the vesting of restricted stock awards, within 60 days of April 1, 2022. Shares subject to options that are currently exercisable or exercisable within 60 days of April 1, 2022, or subject to restricted stock awards that vest within 60 days of April 1, 2022, are considered outstanding and beneficially owned by the person holding such options or restricted stock awards for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Except as noted by footnote, and subject to community property laws where applicable, based on the information provided to us, we believe that the persons and entities named in the table below have sole voting and investment power with respect to all shares shown as beneficially owned by them. Unless otherwise noted, the business address of each of our directors and executive officers is 100 Binney St, Suite 700, Cambridge, MA 02142. The percentage of beneficial ownership is calculated based on 87,710,853 shares of Common Stock outstanding as of April 1, 2022.

Name and Address of Beneficial Owner	Number of Shares	%
Named Executive Officers and Directors:
Barbara Weber, M.D.(1)	2,141,950	2.4
Daniella Beckman(2)	273,651	*
Alexis Borisy(3)	95,858	*
Lesley Calhoun(4)	24,769	*
Aaron Davis(8)	101,524	*
Alan Huang, Ph.D.(5)	488,026	*
Reid Huber Ph.D.	—	—
Malte Peters, M.D.(6)	104,033	*
Mace Rothenberg, M.D.(7)	24,769	*
Named Executive Officers and Directors as a group (eleven individuals)	3,254,580	3.7
5% Stockholders:
Entities affiliated with Boxer Capital, LLC(8)	13,988,577	15.9
Casdin Partners Master Fund, L.P.(9)	5,487,910	6.3
Gilead Sciences, Inc.(10)	4,854,443	5.5
Third Rock Ventures IV, L.P.(11)	19,363,975	22.1
Cormorant Asset Management L.P.(12)	4,899,184	5.6
FMR LLC(13)	7,182,188	8.2

* Less than one percent.

(1) Consists of 1,367,592 shares of Common Stock and options to purchase 774,358 shares of Common Stock exercisable within 60 days of April 1, 2022.

(2) Consists of 63,867 shares of Common Stock and options to purchase 209,784 shares of Common Stock exercisable within 60 days of April 1, 2022.

(3) Consists of options to purchase 95,858 shares of Common Stock exercisable within 60 days of April 1, 2022.

(4) Consists of options to purchase 24,769 shares of Common Stock exercisable within 60 days of April 1, 2022.

(5) Consists of 135,887 shares of Common Stock and options to purchase 352,139 shares of Common Stock exercisable within 60 days of April 1, 2022.

(6) Consists of options to purchase 104,033 shares of Common Stock exercisable within 60 days of April 1, 2022.

(7) Consists of options to purchase 24,769 shares of Common Stock exercisable within 60 days of April 1, 2022.

(8) This information is solely based on a Schedule 13D/A filed by Boxer Capital, LLC (“Boxer Capital”), Boxer Asset Management Inc. (“Boxer Management”), Joe Lewis, Aaron Davis, BCTG Holdings, LLC (“BCTG Holdings”), MVA Investors, LLC (“MVA Investors”), Braslyn Ltd. (“Braslyn,” together with Boxer Capital, Boxer Management, Joe Lewis, BCTG Holdings, MVA

Investors and Aaron Davis, the “Reporting Persons”) with the SEC on January 4, 2022 Consists of 6,988,450 shares beneficially owned by BCTG Holdings, 6,871,642 shares beneficially owned by Boxer Capital and Boxer Management, 26,961 shares beneficially owned by Braslyn and 101,524 shares beneficially owned by MVA Investors. Boxer Capital, Boxer Management, and Joseph Lewis share voting and dispositive power over the shares held by Boxer Capital, and Aaron Davis has shared voting and dispositive power over the shares owned by MVA. Each of the individuals and entities listed above expressly disclaims beneficial interest of the shares listed above except to the extent of any pecuniary interest therein. The principal business address of the Reporting Persons is: 12860 El Camino Real, Suite 300, San Diego, CA 92130. The principal business address of Boxer Management, Braslyn and Joe Lewis is: c/o Cay House P.O. Box N-7776 E.P. Taylor Drive Lyford Cay, New Providence, Bahamas. Aaron Davis serves as the Chief Executive Officer of MVA Investors. A board consisting of Aaron Davis, Christopher Fuglesang and Andrew Ellis makes voting and dispositive decisions with respect to securities owned by BCTG Holdings. Each of Aaron Davis, Christopher Fuglesang and Andrew Ellis disclaims any pecuniary interest in BCTG Holdings except to the extent of his beneficial interest in the securities owned by BCTG Holdings.

(9) This information is solely based on a Schedule 13G filed by Casdin Capital, LLC, Casdin Partners Master Fund, L.P., Casdin Partners GP, LLC and Eli Casdin with the SEC on August 19, 2021. The general partner of Casdin Partners Master Fund, L.P. is Casdin Partners GP, LLC, or Casdin Partners GP. Casdin Capital, LLC is the investment manager of Casdin Master Fund, L.P. Eli Casdin is the managing member of Casdin Capital, LLC and makes the sole voting and investment decisions with respect to shares held by Casdin Master Fund, L.P. The address of Casdin Capital, LLC is 1350 Avenue of the Americas, Suite 2405, New York, NY 10019.

(10) This information is solely based on a Schedule 13G filed by Gilead Sciences, Inc. with the SEC on September 9, 2021. The address of Gilead Science, Inc. is 333 Lakeside Drive, Foster City, California 94404.

(11) This information is solely based on a Schedule 13G filed by Third Rock Ventures IV, L.P. (“TRV IV”), Third Rock Ventures GP IV, L.P. (“TRV GP IV”) and TRV GP IV, LLC (“TRV GP IV LLC,” and collectively with TRV IV and TRV GP IV, the “Reporting Persons”) with the SEC on August 19, 2021. The general partner of TRV IV is TRV GP IV. The general partner of TRV GP IV. is TRV GP IV LLC. Abbie Celniker, Ph.D., Robert Tepper, M.D., Craig Muir and Cary Pfeffer, M.D. are the managing members of TRV GP IV, LLC who collectively make voting and investment decisions with respect to shares held by TRV IV L.P. Dr. Huber is a partner at Third Rock Ventures, LLC, and a member of our board of directors. The address for each of the Reporting Persons is 29 Newbury Street, Suite 401, Boston, MA 02116.

(12) This information is solely based on a Schedule 13G filed by Cormorant Asset Management, LP with the SEC on February 14, 2022. Consists of 4,899,184 shares held for the benefit of private funds and a managed account for which Cormorant Asset Management, LP serves as investment manager. Bihua Chen serves as the general partner of Cormorant Asset Management, LP. The address of Cormorant Asset Management, LP is 200 Clarendon Street, 52nd Floor, Boston, MA 02116.

(13) This information is based solely on a Schedule 13G filed by FMR LLC and its affiliates with the SEC on February 9, 2022, which reported ownership as of December 31, 2021. The address for FMR LLC is 245 Summer Street, Boston, MA 02210.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own more than 10% of our common stock, to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all such reports.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, we believe that during the year ended December 31, 2021, all required reports were filed on a timely basis under Section 16(a).

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Other than the compensation agreements and other arrangements described under the sections entitled “Executive Compensation” and “Director Compensation” in this proxy statement and the transactions described below, since January 1, 2020, there has not been and there is not currently proposed, any transaction or series of similar transactions to which:

•
we were, or will be, a participant;
•
the amount involved exceeded, or will exceed, $120,000; and
•
in which any director, executive officer, holder of 5% or more of any class of our capital stock or any member of the immediate family of, or entities affiliated with, any of the foregoing persons, had, or will have, a direct or indirect material interest.

Amended and Restated Registration and Shareholder Rights Agreement

Upon the closing of the Business Combination (as such term is defined in the Annual Report on Form 10-K for the fiscal year ended December 31, 2021), we entered into an Amended and Restated Registration and Stockholder Rights Agreement, or the Amended and Restated Registration and Stockholder Rights Agreement, with BCTG Holdings, LLC, or the Sponsor, certain persons and entities holding securities of New Tango, and entities receiving Common Stock pursuant to the Merger Agreement (the foregoing persons and entities, together with other persons or entities who become party to the Amended and Restated Registration and Stockholder Rights Agreement collectively referred to as the Holders), pursuant to which we (i) agreed to register for resale (1) certain shares of Common Stock held by, or issuable upon exercise of options held by, the Holders and (2) any warrants, shares of capital stock or other securities of our company issued as a dividend or other distribution with respect to, or in exchange for or in replacement of the shares specified in clause (1) (the securities in clauses (1) and (2) collectively referred to as the Registrable Securities) and (ii) granted certain other registration rights to the Holders.

In particular, the Amended and Restated Registration and Stockholder Rights Agreement provides for the following registration rights:

•
Shelf registration/demand registration rights. No later than 30 calendar days following the Closing Date (as such term is defined in the Annual Report on Form 10-K for the fiscal year ended December 31, 2021), we were required to file with the SEC, a shelf registration statement registering the resale of the Registrable Securities, and use our commercially reasonable efforts to have such registration statement declared effective by the SEC within a specified period. At any time and from time to time when an effective shelf registration statement is on file with the SEC, a Holder may request to sell all or any portion of such Holder’s Registrable Securities by means of an underwritten takedown off of the shelf registration statement, except that we are only obligated to effect such underwritten shelf takedown if such offering will include Registrable Securities proposed to be sold by the requesting Holder, either individually or together with other requesting Holders, with a total offering price reasonably expected to exceed, in the aggregate, $20.0 million. Additionally, we are not required to effect more than one underwritten shelf takedown in any six-month period.
•
Piggyback registration rights. Subject to exceptions for certain offerings and registration statements, if at any time, we propose to file a registration statement under the Securities Act in connection with an offering of our equity securities or securities or other obligations exercisable or exchangeable for, or convertible into, our equity securities, either for our own account or for the account of our stockholders, the Holders are entitled to include their Registrable Securities in such registration statement.
•
Expenses and indemnification. The fees, costs and expenses of registrations pursuant to the registration rights granted to the Holders under the Amended and Restated Registration and Stockholder Rights Agreement will be borne by us, except that underwriting discounts and selling commissions, brokerage fees, and certain other incremental selling expenses will be borne by the holders of the shares being registered. The Amended and Restated Registration and Shareholder Rights Agreement contains customary cross-indemnification provisions, under which we are obligated to indemnify holders of Registrable Securities in the event of material misstatements or omissions in the registration statement attributable to us, and holders of Registrable Securities are obligated to indemnify Tango for material misstatements or omissions attributable to them.

Our securities shall cease to be Registrable Securities when (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (ii) such securities are freely saleable under Rule 144 under the Securities Act without any volume limitations or (iii) such securities shall have ceased to be outstanding.

The Amended and Restated Registration and Stockholder Rights Agreement shall terminate on the earlier of (i) the 10th anniversary of the date of the agreement and (ii) with respect to any Holder, on the date that such Holder no longer holds any Registrable Securities.

Lock-Up Agreements

In connection with the Merger, on the Closing Date, we entered into lock-up agreements with our directors, officers and certain of our stockholders, or collectively, the Lockup Holders. The terms of the lock-up agreements provide for the Common Stock held by the Lockup Holders as of immediately after the effective time of the Business Combination to be subject to transfer restrictions for a period of 180 days after the Closing Date, subject to certain exceptions. As of the date of this proxy statement, such transfer restrictions in effect for such 180 days have lapsed.

Certain Relationships and Related Person Transactions — BCTG

Founders Shares

On June 4, 2020, BCTG issued 3,593,750 shares of common stock to the Sponsor in exchange for a payment of $25,000. We refer to such issued shares in this proxy statement as the Founder Shares. On September 2, 2020, BCTG declared a dividend of 0.16 shares for each outstanding share of common stock (an aggregate of 575,000 shares), resulting in an aggregate of 4,168,750 Founder Shares outstanding. The Sponsor had agreed to forfeit up to an aggregate of 543,750 Founders Shares, so that the Founders Shares would represent 20% of BTCG’s issued and outstanding shares after BCTG’s initial public offering, to the extent the underwriters’ over-allotment option was not exercised in full or in part. On September 8, 2020, the underwriters exercised their 15% over-allotment option in full; thus, the Founders Shares were no longer subject to forfeiture. The Sponsor currently owns an aggregate of 4,493,450 shares of our common stock, and its independent directors and advisors collectively own 208,800 shares of our common stock.

The initial stockholders have agreed not to transfer, assign or sell any of their Founders Shares (except to certain permitted transferees) until the earlier of (i) one year after the date of the consummation of the Business Combination or (ii) the date on which the closing price of our common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Business Combination, or earlier if, subsequent to the Business Combination, we consummate a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Private Shares

Concurrently with the closing of BCTG’s initial public offering, the Sponsor purchased 533,500 Private Shares, at a price of $10.00 per share, in a private placement for an aggregate purchase price of approximately $5.3 million. The Private Shares are identical to the shares of common stock sold in BCTG’s initial public offering, subject to certain limited exceptions.

Related Party Loans

On May 21, 2020 and June 10, 2020, the Sponsor agreed to loan BCTG up to $25,025 and $274,975, respectively, for an aggregate amount of $300,000 to be used for the payment of costs related to BCTG’s initial public offering pursuant to a promissory note, or each, a Note, and collectively, the Notes. The Notes were non-interest bearing, unsecured and due upon the date BCTG consummated its initial public offering. BCTG borrowed approximately $127,000 under the Notes and repaid the Notes in full on September 10, 2020.

In order to fund working capital deficiencies or finance transaction costs in connection with the Business Combination, the initial stockholders, officers and directors and their affiliates could have, but were not obligated to, loan BCTG funds as may be required, or the Working Capital Loans. Each loan would be evidenced by a promissory note. The notes would either be paid upon consummation of the Business Combination, without interest, or, at the lender’s discretion, up to $1.5 million of the notes may be converted upon consummation of the Business Combination into additional private placement shares at a conversion price of $10.00 per share. If BCTG did not complete a business combination, the loans would not be repaid. Such private placement shares would be identical to the Private Shares. BCTG did not have any borrowings under the Working Capital Loans.

Administrative Support Agreement

Commencing on September 2, 2020, BCTG agreed to pay an affiliate of the Sponsor a total of $10,000 per month for office space and certain office and secretarial services. Upon completion of the Business Combination, BCTG ceased paying these monthly fees. For the period from May 21, 2020 (inception) through the completion of the Business Combination, BCTG incurred approximately $110,000 related to these services. As of the date hereof, no amounts are payable related to this agreement.

Share Purchase Commitment

The Sponsor entered into an agreement to purchase an aggregate of at least 2,500,000 shares of BCTG’s common stock for an aggregate purchase price of $25.0 million, or $10.00 per share, prior to, concurrently with, or following the closing of the Business Combination in a private placement. The funds from such private placement could be used as part of the consideration to the sellers in the Business Combination, and any excess funds from such private placement may be used for working capital in the post-transaction company.

PIPE Financing

At the closing of the Business Combination, PIPE Investors subscribed for and purchased an aggregate of 18,610,000 shares of Common Stock at a price of $10.00 per share for aggregate gross proceeds of $186,100,000.

Certain Relationships and Related Person Transactions — Old Tango

Series B Preferred Stock Financing

On April 7, 2020, Old Tango entered into a Series B Preferred Stock Purchase Agreement, or the Series B Purchase Agreement, pursuant to which Old Tango issued 45,372,050 shares of its Series B Preferred Stock for a per share price of $1.3224, for aggregate gross proceeds in the amount of $60.0 million in two closings. The first closing of the Series B Preferred Stock financing occurred on April 7, 2020, and the second closing of the Series B Preferred Stock financing occurred on March 11, 2021. The following holders of more than 5% of Old Tango’s capital stock participated in the Series B Preferred Stock financing.

Name of 5% Tango Stockholder	Number of Series B Preferred Stock Purchased – First Closing	Aggregate Purchase Price – First Closing	Number of Series B Preferred Stock Purchased – Second Closing	Aggregate Purchase Price – Second Closing
Boxer Capital, LLC and affiliated entities(1)	8,507,260	$11,250,000	8,507,260	$11,250,000
Casdin Capital	1,890,502	$2,499,999	1,890,502	$2,499,999
Cormorant Asset Management and affiliated entities(2)	3,781,004	$4,999,999	3,781,004	$4,999,999

(1) Includes Boxer Capital LLC, which purchased 8,417,650 shares at the first closing and 8,417,650 shares at the second closing; and MVA Investors, LLC, which purchased 89,610 shares at the first closing and 89,610 shares at the second closing. Aaron Davis, a member of our board of directors, is Chief Executive Officer of Boxer Capital, LLC. Boxer Capital, LLC and Mr. Davis are each affiliated with BCTG and the Sponsor.

(2) Includes Cormorant Private Healthcare Fund II, LP, which purchased 3,027,828 shares at the first closing and 3,027,828 shares at the second closing; Cormorant Global Healthcare Master Fund, LP, which purchased 707,048 shares at the first closing and 707,048 shares at the second closing; and CRMA SPV, LP, which purchased 46,128 shares at the first closing and 46,128 shares at the second closing.

Series B-1 Preferred Stock Financing

On August 17, 2020, Old Tango held the closing of its Series B-1 Preferred Stock financing, pursuant to its Series B-1 Preferred Stock Purchase Agreement, or the Series B-1 Purchase Agreement, at which Old Tango issued 27,152,255 shares of its Series B-1 Preferred Stock for a per share price of $1.885, for aggregate gross proceeds in the amount of $51.2 million. The following holders of more than 5% of Old Tango’s capital stock participated in the Series B-1 Preferred Stock financing.

Name of 5% Tango Stockholder	Number of Series B-1 Preferred Stock	Aggregate Purchase Price
Boxer Capital, LLC and affiliated entities(1)	3,511,769	$6,519,685
Casdin Capital	7,957,852	$15,000,551
Cormorant Asset Management and affiliated entities(2)	1,560,786	$2,942,082
Gilead Sciences, Inc.	10,610,079	$19,999,999

(1) Includes Boxer Capital LLC, which purchased 3,392,141 shares; and MVA Investors, LLC, which purchased 119,628 shares. Aaron Davis, a member of our Board of Directors, is Chief Executive Officer of Boxer Capital, LLC. Boxer Capital, LLC and Mr. Davis are each affiliated with BCTG and the Sponsor.

(2) Includes Cormorant Private Healthcare Fund II, LP, which purchased 1,235,518 shares; and Cormorant Global Healthcare Master Fund, LP, which purchased 325,268 shares.

Gilead Collaboration Agreement

In October 2018, we entered into a Collaboration and License Agreement with Gilead Sciences, Inc. which collaboration was amended and restated on August 17, 2020, concurrently with the closing of the Series B-1 Preferred Stock financing in which Gilead Sciences, Inc. participated. Gilead Sciences, Inc. holds 5% or more of our capital stock. See the section titled “Business — Collaboration and License Agreements — Collaboration and License Agreement with Gilead Sciences” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 for more information.

Investors Rights Agreement

In connection with the initial closing of the Series B Preferred Stock financing, Old Tango entered into an Amended and Restated Investors Rights Agreement, or the Investors Rights Agreement with certain of its investors, including its 5% stockholders. Pursuant to the Investors Agreement, the investors were granted certain demand and registration rights as well as certain information rights. In connection with the Merger, the Investors Rights Agreement was terminated at the closing of the Business Combination.

Voting Agreement

In connection with the initial closing of the Series B Preferred Stock financing, Old Tango entered into an Amended and Restated Voting Agreement, or the Voting Agreement with certain of its investors, including its 5% stockholders. Pursuant to the Investors Agreement, certain investors were given the right to designate certain members of Old Tango’s board of directors. In connection with the Merger, the Voting Agreement was terminated at the closing of the Business Combination.

Indemnification Agreements

We are party to indemnity agreements with our directors and executive officers. These agreements, among other things, require us to indemnify these individuals for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts reasonably incurred by such persons in any action or proceeding, including any action by or in our right, on account of any services undertaken by such person on behalf of our company or that person’s status as a member of our board of directors to the maximum extent allowed under Delaware law.

Policies for Approval of Related Party Transactions

Our Audit Committee reviews and approves transactions with directors, officers and holders of 5% or more our capital stock and their affiliates, or each, related party. Prior to the transaction, the material facts as to the related party’s relationship or interest in the transaction are disclosed to our Audit Committee prior to their consideration of such transaction, and the transaction is not considered approved unless approved by the Audit Committee. Further, when stockholders are entitled to vote on a transaction with a related party, the material facts of the related party’s relationship or interest in the transaction are disclosed to the stockholders, who must approve the transaction in good faith.

Policies and Procedures for Related Party Transactions

We have adopted a written related person transaction policy that sets forth the following policies and procedures for the review and approval or ratification of related person transactions.

A “Related Person Transaction” is a transaction, arrangement or relationship in which we or any our subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest. A “Related Person” means:

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any person who is, or at any time during the applicable period was, one of our officers, directors or director nominee;
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any person who is known by us to be the beneficial owner of more than 5% of our voting stock;
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any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, officer or a beneficial owner of more than 5% of its voting stock, and any person (other than a tenant or employee) sharing the household of such director, officer or beneficial owner of more than five percent 5% of our voting stock; and
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any firm, corporation or other entity in which any of the foregoing persons is a partner or principal or in a similar position or in which such person has a ten percent 10% or greater beneficial ownership interest.

We have policies and procedures designed to minimize potential conflicts of interest arising from any dealings we may have with our affiliates and to provide appropriate procedures for the disclosure of any real or potential conflicts of interest that may exist from time to time. The audit committee has the responsibility to review related party transactions.

ADDITIONAL INFORMATION AND OTHER BUSINESS

Householding

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our documents, including the Annual Report to stockholders and proxy statement, may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you upon written or oral request to Tango Therapeutics, Inc., 100 Binney Street, Suite 700, Cambridge, Massachusetts 02142, Attention: Corporate Secretary, telephone: (857) 320-4900. If you want to receive separate copies of the proxy statement or Annual Report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.

Stockholder Proposals

A stockholder who would like to have a proposal considered for inclusion in our 2023 proxy statement must submit the proposal in accordance with the procedures outlined in Rule 14a-8 of the Exchange Act so that it is received by us no later than December 27, 2022. However, if the date of the 2023 Annual Meeting of Stockholders is changed by more than 30 days from the date of the previous year’s meeting, then the deadline is a reasonable time before we begin to print and send our proxy statement for the 2023 Annual Meeting of Stockholders. SEC rules set standards for eligibility and specify the types of stockholder proposals that may be excluded from a proxy statement. Stockholder proposals should be addressed to Tango Therapeutics, Inc., 100 Binney Street, Suite 700, Cambridge, Massachusetts 02142, Attention: Corporate Secretary.

If a stockholder wishes to propose a nomination of persons for election to our board of directors or present a proposal at an annual meeting but does not wish to have the proposal considered for inclusion in our proxy statement and proxy card, our bylaws establish an advance notice procedure for such nominations and proposals. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the board of directors or by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered timely notice in proper form to our corporate secretary of the stockholder’s intention to bring such business before the meeting.

The required notice must be in writing and received by our corporate secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. However, in the event that the date of the annual meeting is advanced by more than 30 days, or delayed by more than 60 days, from the first anniversary of the preceding year’s annual meeting, a stockholder’s notice must be so received no earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting and (B) the tenth day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs. For stockholder proposals to be brought before the 2023 Annual Meeting of Stockholders, the required notice must be received by our corporate secretary at our principal executive offices no earlier than February 8, 2022 and no later than March 10, 2022. Stockholder proposals and the required notice should be addressed to Tango Therapeutics, Inc., 100 Binney Street, Suite 700, Cambridge, Massachusetts 02142, Attention: Corporate Secretary.

Other Matters

Our board of directors does not know of any other matters to be brought before the Annual Meeting. If any other matters not mentioned in this proxy statement are properly brought before the meeting, the individuals named in the enclosed proxy intend to use their discretionary voting authority under the proxy to vote the proxy in accordance with their best judgment on those matters.

VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on June 7, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/TNGX2022 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on June 7, 2022. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TANGO THERAPEUTICS, INC. 100 BINNEY ST., SUITE 700 CAMBRIDGE, MA 02142 D84970-P73381 For All Withhold All For All Except TANGO THERAPEUTICS, INC. To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. The Board of Directors recommends you vote FOR the following: 1. Election of Class I Directors Nominees: 01) Lesley Ann Calhoun 02) Reid Huber For Against Abstain The Board of Directors recommends you vote FOR the following proposal: 2. To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022. NOTE: The Board of Directors will consider and act upon such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. D84971-P73381 TANGO THERAPEUTICS, INC. Annual Meeting of Shareholders June 8, 2022 10:00 AM EDT This proxy is solicited by the Board of Directors The shareholder(s) hereby appoint(s) Barbara Weber, M.D., Daniella Beckman and Douglas Barry, or any of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of TANGO THERAPEUTICS, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 10:00 AM, EDT on June 8 2022, virtually atwww.virtualshareholdermeeting.com/TNGX2022, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side